UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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DIME COMMUNITY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Dime Community Bancshares, Inc. (the "Company"), which will be held on May 17, 2007 at 10:00 a.m. Eastern Time, at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211.

The attached Notice of the Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting. The Directors and several officers of the Company, as well as a representative of Deloitte & Touche LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be the Company's independent auditors for the year ending December 31, 2007, will be present at the Annual Meeting.

The Company's Board of Directors has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each of these matters.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document confirming your ownership of the Company's shares.

On behalf of our Board of Directors and employees, we thank you for your continued support and hope to see you at the Annual Meeting.

Sincerely yours,

Vincent F. Palagiano
Chairman of the Board
and Chief Executive Officer

Dime Community Bancshares, Inc.
209 Havemeyer Street
Brooklyn, New York 11211
(718) 782-6200

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 17, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dime Community Bancshares, Inc. (the "Annual Meeting") will be held at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211, on Thursday, May 17, 2007 at 10:00 a.m. Eastern Time, to consider and vote upon the following:

1.	Election of four Directors for terms of three years each;

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2007; and

3.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date hereof, management is not aware of any other such business.

The Board of Directors has fixed March 30, 2007 as the record date for the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of such shareholders will be available for inspection by any shareholder for any lawful purpose germane to the Annual Meeting at the Company's corporate headquarters at 209 Havemeyer Street, Brooklyn, NY 11211 at any time during regular business hours for 10 days prior to the Annual Meeting.

By Order of the Board of Directors
Lance J. Bennett
Secretary

Brooklyn, New York
April 10, 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

DIME COMMUNITY BANCSHARES, INC.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 17, 2007

GENERAL INFORMATION

General

This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Dime Community Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors from holders of the shares of the Company's issued and outstanding common stock, par value $0.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders to be held on May 17, 2007 (the "Annual Meeting") at Giando on the Water, 400 Kent Avenue, Brooklyn, New York, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof. The Company is a Delaware corporation and operates as a unitary savings and loan holding company for The Dime Savings Bank of Williamsburgh (the "Bank"). This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders on or about April 10, 2007.

Record Date

The Company's Board of Directors has fixed the close of business on March 30, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Accordingly, only holders of record of shares of Common Stock at the close of business on March 30, 2007 will be entitled to vote at the Annual Meeting. There were 36,070,420 shares of Common Stock outstanding on the Record Date. The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Voting Rights

Each holder of Common Stock on the Record Date will be entitled to one vote at the Annual Meeting for each share of record held (other than Excess Shares as defined below). As provided in the Company's Certificate of Incorporation, record holders (other than any compensation plan maintained by the Company and certain affiliates) of Common Stock who beneficially own in excess of 10% of the issued and outstanding shares of Common Stock (such shares in excess of 10% referred to herein as "Excess Shares") shall be entitled to cast only one-hundredth of one vote per share for each Excess Share. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity. The Company's Certificate of Incorporation authorizes a majority of the Board of Directors to interpret the provisions of the Certificate of Incorporation governing Excess Shares, and to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to ascertain compliance with the Excess Shares provisions of the Certificate of Incorporation, including, without limitation, (i) the number of shares of Common Stock beneficially owned by any person or purported owner, (ii) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner, and (iii) whether a person or purported owner has an agreement or understanding with any person or purported owner as to the voting or disposition of any shares of Common Stock.

You may vote your shares by marking and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope, by telephone or internet by following the instructions stated on the Proxy Card or by attending the Annual Meeting and voting in person. All properly executed proxies received by the Company on or before the close of voting on May 17, 2007 will be voted in accordance with the instructions indicated thereon. If no instructions are given, executed proxies will be voted FOR election of each of the four nominees for Director, FOR the ratification and appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2007, and FOR each other proposal identified in the Notice of the Annual Meeting of Shareholders.

Management is not aware of any matters other than those set forth in the Notice of the Annual Meeting of Shareholders that may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Company's Board of Directors.

If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting. Examples of such documentation would include a broker's statement, letter or other document that will confirm your ownership of the Common Stock.

Vote Required

Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. The holders of Common Stock may not vote their shares cumulatively for the election of Directors. Proposal 2 requires the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting.

Shares as to which the "ABSTAIN" box has been selected on the Proxy Card with respect to Proposal 2 will be counted as present and entitled to vote and will have the effect of a vote against that proposal. In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on Proposal 2.

With respect to the election of the four nominees for Director, shares as to which the "WITHHOLD AUTHORITY" box has been selected for either all or some of the nominees will be counted as being present for the matter but not as voting "for" the election of the respective nominees. Therefore, the proxy represented by these shares will have the same effect as voting against the respective nominees. In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on Proposal 1.

Revocability of Proxies

A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Company's Secretary at 209 Havemeyer Street, Brooklyn, New York 11211 or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by attending and voting at the Annual Meeting, only if a written revocation is filed with the Secretary prior to the voting of such proxy.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies from its shareholders. In addition to the use of mail, proxies may be solicited by officers, Directors or employees of the Company or the Bank by telephone or other forms of communication. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. In addition, the Company has retained American Stock Transfer and Trust Company to assist in the solicitation of proxies. The cost of such solicitation, which will be comprised of reimbursement for reasonable out-of-pocket expense, will be paid by the Company.

Director Attendance at Annual Meetings

The Company considers Board attendance at shareholder meetings a priority. It is the policy of the Company that Directors exercise their best efforts to attend every meeting. All thirteen individuals who were members of the Board at the time attended the annual meeting held in 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth, as of March 30, 2007, certain information as to persons known to the Company to be the beneficial owner of in excess of 5% of the shares of Common Stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Common Stock as of March 30, 2007. Except as otherwise indicated, the information provided in the table was obtained from filings with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under "Security Ownership of Management," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, and (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 30, 2007. As used herein, "voting power" includes the power to vote, or direct the voting of, Common Stock and "investment power" includes the power to dispose, or direct the disposition, of such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	The Employee Stock Ownership Plan Trust of Dime Community Bancshares, Inc. and Certain Affiliates 452 Fifth Avenue New York, NY 10018	3,468,055(1)	9.6%
Common Stock	Compensation Committee of Dime Community Bancshares, Inc. (includes the 3,468,055 ESOP shares reflected above) 209 Havemeyer Street Brooklyn, NY 11211	4,378,310(2)	12.1%
Common Stock	Mac-Per-Wolf Company 310 S. Michigan Avenue - Suite 2600 Chicago, IL 60604	2,049,245(3)	5.7%
______________________

(1)
The Employee Stock Ownership Plan of Dime Community Bancshares, Inc. and Certain Affiliates (the "ESOP") filed a Schedule 13G with the SEC on January 26, 2007. The ESOP is administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). The ESOP's assets are held in a trust (the "ESOP Trust") for which RS Group Trust Company serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from the Company and placed them in a suspense account for release and allocation to participants’ accounts in annual installments. As of March 30, 2007, 1,980,624 shares held by the ESOP Trust have been allocated. The terms of the ESOP provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Trustee will vote, tender or exchange shares of Common Stock held in the ESOP Trust in accordance with instructions received from the participants. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are voted, subject to fiduciary duties of the ESOP Trustee. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged, subject to fiduciary duties of the ESOP Trustee. With respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares. Each member of the Compensation Committee disclaims beneficial ownership of such shares. See footnote 2 for a discussion of the voting and investment powers of the Compensation Committee.

(2)
The Compensation Committee filed a Schedule 13G with the SEC on January 26, 2007. The Compensation Committee serves certain administrative functions for the ESOP, the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc. (the "RRP"), and The Dime Savings Bank of Williamsburgh 401(k) Plan [the "401(k) Plan"]. In addition, the Compensation Committee serves as trustee for 65,855 restricted stock awards granted to certain officers of the Company or Bank under the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan ("2004 Stock Incentive Plan"). The Compensation Committee has the authority to direct the trustee of the RRP with respect to the exercise of voting rights, but has assigned voting and tender rights over allocated shares to participating officers. Shares indicated in the table as beneficially owned by the Compensation Committee include all shares indicated in the table as beneficially owned by the ESOP Trust. The Compensation Committee has the authority to direct the ESOP Trustee with respect to the investment of the ESOP's assets (including the acquisition or disposition of both allocated and unallocated shares) in the absence of a tender offer, but has no voting power with respect to any shares. With respect to the ESOP, ERISA, in limited circumstances, may confer upon the ESOP Trustee the power and duty to control the voting and tendering of Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. Each member of the Compensation Committee disclaims beneficial ownership of such shares.

(3)
The reporting person, Mac-Per-Wolf Company, filed a Schedule 13G with the SEC on February 16, 2007 on behalf of its subsidiary, Perkins, Wolf, McDonnell and Company, LLC ("Perkins"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Perkins serves as a sub-advisor for small cap value mutual funds of Janus Capital Management, LLC ("Janus"). The Schedule 13-G represented 1,817,000 shares of Common Stock for which Mac-Per-Wolf Company exercises shared voting and dispositive power (shares managed for Janus funds) and 232,245 shares of Common Stock for which it exercises sole voting and dispositive powers (shares held outside of managed Janus funds).

Security Ownership of Management

The following table sets forth information with respect to the shares of Common Stock beneficially owned by each of the Company's Directors and the Named Executive Officers identified in the Summary Compensation Table included elsewhere herein, and all of the Company's Directors and executive officers as a group as of the Record Date. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.

Title of Class	Name of Beneficial Owner	Position (1)	Amount and Nature of Beneficial Ownership (2)(3)(4)		Percent of Common Stock Outstanding	Vested Stock Options Included in Beneficial Ownership Total	Other Non-Beneficial Ownership (5)
Common	Vincent F. Palagiano	Director, Chairman of the Board and Chief Executive Officer	1,468,400	(6)	4.1%	710,830	316,323
Common	Michael P. Devine	Director, President and Chief Operating Officer	828,593	(7)	2.3	418,287	214,265
Common	Kenneth J. Mahon	Director, Executive Vice President and Chief Financial Officer	501,245	(8)	1.4	227,212	117,026
Common	Anthony Bergamo	Director	142,493	(9)	*	31,370	-
Common	George L. Clark, Jr.	Director	252,858	(10)	*	31,370	-
Common	Steven D. Cohn	Director	94,631	(11)	*	24,980	-
Common	Patrick E. Curtin	Director	100,883	(12)	*	31,370	-
Common	Fred P. Fehrenbach	Director	111,448	(13)	*	31,370	-
Common	John J. Flynn	Director	44,259	(14)	*	17,480	-
Common	Joseph J. Perry	Director	5,500		*	-	-
Common	Donald E. Walsh	Director	1,000		*	-	-
Common	Omer S.J. Williams	Director	5,000		*	-	-
Common	Christopher D. Maher	Executive Vice President and Director of Retail Banking	21,642		*	-	-
Common	Timothy B. King	Senior Vice President and Chief Investment Officer	220,200	(15)	*	75,069	40,107
Common	Joseph H. Farrell	Director	186,540	(16)		31,370	-
Common	Stanley Meisels	Director	119,378	(16)		31,370	-
Common	Louis V. Varone	Director	148,290	(16)		31,370	-
All Directors and executive officers as a group (18 persons)			6,664,241		18.5%	1,720,812	729,097
________________________
* Less than one percent

(1)	Titles are for positions with the Company and the Bank except for Mr. Maher, whose title is with the Bank only.
(2)	See "Security Ownership of Certain Beneficial Owners and Management - Principal Shareholders of the Company" for a definition of "beneficial ownership."
(3)
The figures shown include ESOP shares held in trust that have been allocated to individual accounts as follows: Mr. Palagiano, 52,983 shares; Mr. Devine, 52,983 shares; Mr. Mahon, 52,983 shares; Mr. Maher 1,223 shares and Mr. King, 49,818 shares, and all Directors and executive officers as a group, 256,219 shares. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, as to such shares. The figures shown for Messrs. Palagiano, Devine, Mahon, and King do not include any portion of the 1,484,937 ESOP shares held in trust that have not been allocated to any individual's account and as to which Messrs. Palagiano, Devine, Mahon and King may be deemed to share voting power with other ESOP participants. The figure shown for all Directors and executive officers as a group includes 1,484,937 shares as to which the members of the Compensation Committee (consisting of Messrs. Fehrenbach, Flynn and Perry) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Compensation Committee member to be deemed a beneficial owner of such shares. Each member of the Compensation Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the Compensation Committee individually. In addition, the figure shown for all Directors and executive officers as a group includes 732,364 shares held in trust ("BMP Trust") for the benefit of Messrs. Palagiano, Devine, Mahon and King and other officers under the Benefit Maintenance Plan of Dime Community Bancshares, Inc. (the "BMP"). The BMP Trust, as directed by the Company, exercises voting and investment power over these shares (See "Compensation of Executive Officers - Benefits - ESOP").

(4)
The figures shown include shares held pursuant to the 401(k) Plan that were allocated as of the Record Date to individual accounts as follows: Mr. Palagiano, 84,771 shares; Mr. Mahon, 91,048 shares; Mr. Maher 167 shares and all Directors and executive officers as a group, 223,273 shares. Such persons have sole voting power and sole investment power as to such shares [See "Compensation of Executive Officers - Benefits - 401(k) Plan"].

(5)
Other non-beneficial ownership amounts represent shares that are held in trust for the benefit of the respective Named Executive Officers under the BMP. Messrs. Palagiano, Devine, Mahon and King have neither voting nor investment power with respect to these shares. However, since the Company maintains full voting and dispositive powers over these shares, they are included in the total beneficial ownership amount for the full Directors and executive officers group (see footnote 3 above).

(6)	Includes 609,171 shares as to which Mr. Palagiano may be deemed to share voting and investment power.
(7)	Includes 350,549 shares as to which Mr. Devine may be deemed to share voting and investment power.
(8)	Includes 126,276 shares as to which Mr. Mahon may be deemed to share voting and investment power.
(9)	Includes 110,763 shares as to which Mr. Bergamo may be deemed to share voting and investment power.
(10)	Includes 84,375 shares as to which Mr. Clark may be deemed to share voting and investment power.
(11)	Includes 68,651 shares as to which Mr. Cohn may be deemed to share voting and investment power.
(12)	Includes 69,153 shares as to which Mr. Curtin may be deemed to share voting and investment power.
(13)	Includes 225 shares as to which Mr. Fehrenbach may be deemed to share voting and investment power.
(14)	Includes 26,779 shares as to which Mr. Flynn may be deemed to share voting and investment power.
(15)	Includes 83,861 shares as to which Mr. King may be deemed to share voting and investment power.
(16)	Messrs. Farrell, Meisels and Varone retired from the Board of Directors effective May 18, 2006.

______________________________________

PROPOSAL 1

ELECTION OF DIRECTORS
______________________________________

General

The Company's Certificate of Incorporation and Bylaws provide for the election of Directors by the shareholders. For this purpose, the Company's Board of Directors is divided into three classes, each class to be as nearly equal in number as possible. The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of shareholders. The Company currently has twelve Directors.

Patrick E. Curtin, an incumbent Director whose term expires at the Annual Meeting, has been nominated by the Board of Directors to be re-elected at the Annual Meeting for a term expiring at the annual meeting to be held in 2010, or when his successor is otherwise duly elected and qualified. In addition, two newly-elected Directors, Donald E. Walsh and Omer S.J. Williams, have been nominated by the Board of Directors to be elected at the Annual Meeting for a term expiring at the annual meeting to be held in 2010, or when their successors are otherwise duly elected and qualified. Further, in order to achieve equality among the three classes of Directors, Vincent F. Palagiano, an incumbent Director whose current term expires at the annual meeting to be held in 2008, has been nominated by the Board of Directors to be elected at the Annual Meeting to fill a vacant board seat for a three-year term expiring at the annual meeting to be held in 2010, or when his successor is otherwise duly elected and qualified. Upon election at the Annual Meeting to the class of Directors with a term of office expiring in 2010, Mr. Palagiano will simultaneously resign his current board seat with a term expiring in 2008, thereby creating a vacancy in that class of Directors. If Mr. Palagiano is not elected to the class of Directors with a term of office expiring in 2010, he will retain his current board seat, and serve until the annual meeting to be held in 2008, or when his successor is otherwise duly elected and qualified.

Each nominee has consented to being named in this Proxy Statement and to serve, if elected. In the event that any nominee for election as a Director at the Annual Meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the Proxy Card will vote with respect to a substitute nominee designated by the present Board of Directors, unless the shareholder has elected to "withhold authority" with respect to all nominees.

Information as to Nominees and Continuing Directors

In March 2007, the Board determined that all of its current Directors with the exception of Messrs. Palagiano, Devine, Mahon and Curtin were independent pursuant to its Policy Regarding Director Independence (the “Director Independence Policy”) and the National Association of Securities Dealers, Inc. ("NASD") Rule 4200. In March 2006, the Board

determined that all of its Directors with the exception of Messrs. Palagiano, Devine, Mahon, Curtin and Farrell were independent pursuant to the Director Independence Policy and NASD Rule 4200. Messrs. Palagiano, Devine and Mahon were not independent because they were officers of the Company. Messrs. Curtin and Farrell were deemed not independent because they were members of a law firm that provides various legal services to the Company or its subsidiaries. See "Transactions with Certain Related Persons." Mr. Williams is a partner at Thacher Profitt & Wood LLP ("Thacher"), which provides general corporate legal services to the Company and its subsidiaries. The Company or Bank paid $84,714 in fees to Thacher in 2006. The Board considered this relationship in examining Mr. Williams' independence and determined that it would not interfere with his exercise of independent judgment in satisfying the responsibilities of a Director or otherwise violate law or the Director Independence Policy. The Director Independence Policy is available on the Company's website at www.dimedirect.com by clicking Investor Relations and then Corporate Governance within the Investor Relations menu.

The Nominating Committee is responsible for identifying, evaluating and recommending nominees for election by the Company’s shareholders. The Nominating Committee is authorized to retain search firm(s) to assist in the identification of candidates. The Nominating Committee is not limited to a specific process in identifying candidates and will consider potential nominees from various sources, including recommendations from shareholders as well as Directors and officers of the Company. Individuals recommended by shareholders are evaluated in a manner identical to other potential nominees.

The Nominating Committee has adopted general criteria for nomination to the Board, which establish the minimum qualifications and experience that the Board will examine in determining candidates for election. Pursuant to the general criteria, Directors should possess personal and professional ethics, integrity and values; be committed to representing the long-term interests of the Company’s shareholders and other constituencies; possess the ability to (a) exercise sound business judgment, (b) work with others as an effective group, and (c) commit adequate time to their responsibilities; be independent as defined in applicable law, the Director Independence Policy and its Code of Business Ethics and be able to impartially represent the interests of the Company’s shareholders and other constituencies; possess experience and expertise relevant to the business of the Company; and possess such other knowledge, experience or skills as required or which may be useful considering the composition of the Board, the operating requirements of the Company and the long-term interests of the shareholders.

The following table sets forth certain information with respect to each nominee for election as a Director and each Director whose term does not expire at the Annual Meeting ("Continuing Director"). There are no arrangements or understandings between the Company and any Director or nominee pursuant to which such person was selected as a Director or nominee. For information with respect to security ownership by Directors, see "Security Ownership of Certain Beneficial Owners and Management - Security Ownership of Management."

Nominees	Age(1)	Director Since(2)	Term Expires	Position(s) Held with the Company and the Bank
Vincent F. Palagiano	66	1978	2008	Director, Chairman of the Board and Chief Executive Officer
Patrick E. Curtin	61	1986	2007	Director
Donald E. Walsh	62	2006(3)	2007	Director
Omer S. J. Williams	66	2006(3)	2007	Director
Continuing Directors
Michael P. Devine	60	1980	2009	Director, President and Chief Operating Officer
Kenneth J. Mahon	56	2003	2008	Director, Executive Vice President and Chief Financial Officer
Anthony Bergamo	60	1986	2009	Director
George L. Clark, Jr.	66	1980	2008	Director
Steven D. Cohn	58	1994	2008	Director
Fred P. Fehrenbach	70	1987	2009	Director
John J. Flynn	70	1994	2008	Director
Joseph J. Perry	40	2005	2009	Director

(1) As of March 30, 2007.
(2) Includes service as a Director or Trustee with the Bank prior to the Company's incorporation on December 12, 1995.
(3) Mr. Walsh and Mr. Williams were elected to serve as Directors of both the Company and Bank on July 26, 2006.

The principal occupation and business experience of each nominee for election as a Director and each Continuing Director are set forth below.

Nominees for Election as Director

Vincent F. Palagiano has served as the Chairman of the Board and Chief Executive Officer of the Company since its formation in 1995 and of the Bank since 1989. He has served as a Trustee or Director of the Bank since 1978. In addition, Mr. Palagiano has served on the Boards of Directors of the Institutional Investors Capital Appreciation Fund since 1996, the Boy Scouts of America, Brooklyn Division, since 1999, and The Community Banker's Association of New York from 2001 to 2005. Mr. Palagiano joined the Bank in 1970 as an appraiser and has also served as President of both the Company and the Bank, and as Executive Vice President, Chief Operating Officer and Chief Lending Officer of the Bank. Prior to 1970, Mr. Palagiano served in the real estate and mortgage departments at other financial institutions and title companies.

Patrick E. Curtin has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Curtin is a senior partner in the law firm of Conway Farrell Curtin & Kelly, P.C. ("Conway Farrell") in New York, New York.

Donald E. Walsh has served as a Director of both the Company and Bank since July 2006, as a Director of the Bank's wholly owned subsidiary, Havemeyer Equities, Inc., from November 2005 through June 2006. Mr. Walsh retired in 2005 as one of three partners in the Office of the Vice Chairman of Audit and Advisory Services of KPMG LLP ("KPMG"), an auditing and advisory services firm. Mr. Walsh was a Partner-in-Charge of the Audit Quality Office of KPMG from 2002 through 2005, where he developed and executed the national implementation of new initiatives in the areas of resource management, client satisfaction and service pricing. Prior to this responsibility, Mr. Walsh served as Chief Operating Partner of the Northeast Risk and Advisory Services practice of KPMG, where he managed the combination of the Information Risk Management and Advisory Services practices. From 1998 through 2001, Mr. Walsh served as the first leader of the Northeast Audit Advisory Services practice of KPMG.

Omer S.J. Williams has served as a Director of both the Company and Bank since July 2006. Mr. Williams is a partner at Thacher, where he has served as both the Chairman of the firm's Executive Committee and the Managing Partner of the firm. Mr. Williams has more than 40 years of experience in corporate and financial institution law, including securities and mortgage finance issues.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.

Continuing Directors

Michael P. Devine has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Devine has served as President of both the Company and Bank since January 1, 1997 and as Chief Operating Officer of the Company since its inception in 1995 and of the Bank since 1989. Prior to Mr. Devine’s appointment as President, he served as Executive Vice President and Secretary of both the Company and the Bank. Mr. Devine joined the Bank in 1971 and has served as the Internal Auditor, Comptroller and Investment Officer. Prior to 1971, Mr. Devine served as a Senior Accountant with the firm of Peat Marwick Mitchell & Co. Since August 2001, Mr. Devine has served on the Board of Directors of Retirement Systems Group, Inc.

Kenneth J. Mahon was elected to serve as a Director of the Company effective January 1, 2002, and has served as a Director of the Bank since 1998. Mr. Mahon has served as the Executive Vice President of both the Company and the Bank since 1997, and the Chief Financial Officer of both the Company and the Bank since 1996. Prior to serving as the Executive Vice President and Chief Financial Officer, Mr. Mahon served as the Bank's Comptroller and Senior Vice President. Mr. Mahon is a member of the Financial Managers Society, the National Investor Relations Institute and the National Association of Corporate Directors, and serves on the Neighborhood Advisory Board of Brooklyn Legal Services Corporation A. Prior to joining the Bank in 1980, Mr. Mahon served in the financial areas of several New York City metropolitan area savings banks.

Anthony Bergamo has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Bergamo is a licensed attorney in New York and New Jersey and currently serves as Vice Chairman of MB Real Estate headquartered in Manhattan, New York. Mr. Bergamo also is the chief executive officer of Niagara Falls Redevelopment LLC and Chairman of the Federal Law Enforcement Foundation. In 2002, Mr. Bergamo was appointed as a director of Lonestar Steakhouse and Saloon, Inc., a publicly traded company.

George L. Clark, Jr. has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Clark is President of George L. Clark Inc. (Realtors), a New York State licensed real estate firm. Mr. Clark was a director of the Federal National Mortgage Association between 1986 and 1992, and a former Chairman of the New York State Republican Committee. Mr. Clark has been a licensed real estate broker for 46 years.

Steven D. Cohn has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1994. Mr. Cohn is the managing partner in the law firm of Goldberg and Cohn LLP, in Brooklyn Heights, New York.

Fred P. Fehrenbach has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1987. Mr. Fehrenbach is President of Consolidated Brokerage Corp., a retail insurance brokerage business located in Great Neck, New York. Mr. Fehrenbach has been with Consolidated Brokerage Corp. since 1975. Mr. Fehrenbach is also the President of Shell Realty Corp., a real estate holding company.

Joseph J. Perry has served as a Director of both the Company and Bank since September 2005, and as a Director of the Bank's wholly-owned subsidiary, Havemeyer Equities, Inc., from January 2004 through August 2005. He is currently a partner at Marcum & Kliegman LLP, a public accounting and consulting firm headquartered in Melville, New York, where he has served as the partner-in-charge of the Long Island Tax Department since July 2004. Prior to joining Marcum & Kliegman LLP, Mr. Perry was a tax partner at one of the leading "Big 5" accounting firms and provided services to several financial services companies throughout the New York metropolitan area. Mr. Perry is a member of the American Institute of Certified Public Accountants and the New York State Society of Public Accountants. He has additionally served as a member of the advisory board to Suffolk Community College.

John J. Flynn has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since October 1994, and before that from February 1983 to February 1993. From February 1993 through August 1994, Mr. Flynn was Executive Vice President of Flushing Savings Bank, FSB in Flushing, New York. Since September 1994, Mr. Flynn has been a self-employed real estate mortgage broker and consultant.

Meetings and Committees of the Company's Board of Directors

The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board, President or at least 60% (but not less than five) of the Directors then in office. The Company's Board of Directors met twelve times during the year ended December 31, 2006. No incumbent Directors during 2006 attended fewer than 75% of the aggregate of: (1) the total number of Board meetings conducted during the period for which he was a Director, and (ii) the total number of meetings conducted by committees of the Board on which he served during the periods that he served.

The Company's Board of Directors has established the following committees:

The Executive Committee consists of Messrs. Palagiano (Chairman), Devine, Bergamo, Clark, Cohn and Fehrenbach. The purpose of the Executive Committee is to exercise all the powers of the Board in the management of the business and affairs of the Company in the intervals between the meetings of the Board. The Executive Committee meets at the call of the Chairman, President or a majority of the members of the Executive Committee. The Executive Committee conducted no meetings during the year ended December 31, 2006.

The Compensation Committee consists of Messrs. Fehrenbach (Chairman), Flynn and Perry. Mr. Varone was a member of the Compensation Committee until his retirement from the Board effective May 18, 2006. The Compensation Committee establishes the compensation of the Chief Executive Officer, approves the compensation of executive management, oversees administration of the process for determining the compensation and benefits of officers and employees of the Bank, recommends Director compensation to the Board and assists the Board in its oversight of the human resources activities of the Company and its subsidiaries. The Compensation Committee's charter requires that it meet annually and as requested by the Chairman of the Board of Directors. The Compensation Committee met four times during the year ended December 31, 2006.

The Nominating Committee consists of Messrs. Flynn (Chairman), Fehrenbach, and Bergamo, each of whom is independent as defined in Rule 4350(d) ["Rule 4350(d)"] of the NASD listing standards. In 2006, the functions of the Nominating Committee were performed by the Nominating and Governance Committee. The Nominating Committee recommends to the Board nominees for all Directorships and committee memberships, and establishes criteria for the selection of new Directors to serve on the Board. The Nominating and Governance Committee met three times during 2006. In addition, the Nominating Committee met on March 15, 2007 to, among other matters, select the nominees for election as Directors at the Annual Meeting. In accordance with the Company's Bylaws, provided the Nominating Committee makes such nominations, no nominations for election as Director except those made by the Nominating Committee shall be voted upon at the Annual Meeting unless properly made by a shareholder in accordance with the procedures set forth under "2007 Annual Shareholder Meeting Proposals" in the proxy statement for the annual meeting held in May 2006. The Nominating Committee operates pursuant to a charter. A current copy of the Nominating Committee charter is available on the Company's website, at www.dimedirect.com, by clicking Investor Relations and then Corporate Governance within the Investor Relations menu.

      The Governance Committee consists of Messrs. Williams (Chairman), Cohn and Perry. The Governance Committee develops and recommends to the Board corporate governance principles applicable to the Company, and otherwise assumes a leadership role in the corporate governance of the Company. In 2006, the functions of the Governance Committee were performed by the Nominating and Governance Committee. The Nominating and Governance Committee met three times during 2006.

The Audit Committee consists of Messrs. Bergamo (Chairman), Clark, Cohn, Perry and Walsh, each of whom is independent as defined in Rule 4350(d). Mr. Walsh was not a member of the Audit Committee in 2006. Mr. Meisels was a member of the Audit Committee until his retirement from the Board effective May 18, 2006. Mr. Meisels was independent as defined in Rule 4350(d). The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in (1) monitoring the integrity of the financial statements of the Company, (2) monitoring Company compliance with legal and regulatory requirements and internal controls, (3) monitoring the independence and performance of the Company’s internal and independent auditors, and (4) maintaining an open means of communication among the independent auditor, senior management, the internal auditors, and the Board. The Audit Committee operates pursuant to a written charter. A current copy of the charter may be viewed on the Company's website at www.dimedirect.com. The Audit Committee charter requires that it meet at least four times annually or more frequently as circumstances dictate. The Audit Committee met eight times during the year ended December 31, 2006.

Report of Audit Committee

The following Report of the Company's Audit Committee is provided in accordance with the rules and regulations of the SEC.

Under rules promulgated by the SEC, the Company is required to provide certain information regarding the activities of its Audit Committee. In fulfillment of this requirement, the Audit Committee, at the discretion of the Board, has prepared the following report for inclusion in the Proxy Statement:

1. The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2006 with management;

2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards. Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant's independence; and

4. Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF DIME COMMUNITY BANCSHARES, INC.

Anthony Bergamo, Chairman
George L. Clark, Jr., Member
Steven D. Cohn, Member
Joseph J. Perry, Member
Donald E. Walsh, Member

The Board of Directors has determined that Messrs. Bergamo, Perry and Walsh qualify as Audit Committee financial experts as defined in Item 407(d)(5) of SEC Regulation S-K.

Directors' Compensation

Fee Arrangements. During the year ended December 31, 2006, each of the Company's non-officer Directors (each an "Outside Director") received a retainer of $30,000 and a fee of $1,000 for each of the Company's or the Bank's Board meetings attended. The meeting attendance fee was $1,000 for the Audit Committee and $700 for all other committees. The Chairman of the Audit Committee additionally receives an annual retainer of $5,000. If both of the Company's and the Bank's Boards of Directors or corresponding committees met on the same day, such Directors received only one fee for the Board meetings and only one fee for the committee meetings.

Directors' Retirement Plan. The Company has adopted the Retirement Plan for Board Members of Dime Community Bancshares, Inc. (the "Directors' Retirement Plan"), which provides benefits to each eligible Outside Director commencing on termination of Board service at or after age 65. An eligible Outside Director retiring at or after age 65 will be paid an annual retirement benefit equal to the amount of the aggregate compensation for services as a Director (excluding stock compensation) paid to him or her for the twelve-month period immediately prior to termination of Board service, multiplied by a fraction, the numerator of which is the number of years of service, up to a maximum of 10, as an Outside Director (including service as a Director or trustee of the Bank or any predecessor) and the denominator of which is 10. An individual who terminates Board service after having served as an Outside Director for 10 years may elect to begin collecting benefits under the Directors' Retirement Plan at or after attainment of age 55, however, the annual retirement benefits will be reduced pursuant to an early retirement reduction formula to reflect the commencement of benefit payments prior to age 65. An Outside Director may elect to have benefits distributed in any one of the following forms: (i) a single life annuity; (ii) a 50% or 100% joint and survivor annuity; or (iii) a single life annuity with a 5, 10, or 15 year guaranteed term. In the event that an Outside Director dies prior to the commencement of benefit payments under the Directors' Retirement Plan, a 50% survivor annuity will automatically be paid to his or her surviving spouse, unless the decedent has elected otherwise. This plan has been frozen effective March 31, 2005.

1996 Stock Option Plan and RRP. The Dime Community Bancshares, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees (the "1996 Stock Option Plan") and the RRP were adopted by the Company's Board of Directors and subsequently approved by its shareholders at its annual meeting held in 1996. On December 26, 1996, the effective date of the 1996 Stock Option Plan, each of the Company's Outside Directors was granted non-qualified stock options to purchase 133,902 shares of Common Stock. These options vested in equal 20% installments on December 26, 1997, 1998, 1999, 2000 and 2001. Similarly on December 26, 1996, the effective date of the RRP, restricted stock awards were granted to each Outside Director with respect to 53,560 shares of Common Stock. These awards vested in equal 20% installments on February 1, 1998, 1999, 2000, 2001 and 2002, with, pursuant to the provisions of the RRP, accelerated vesting provided upon the death of Outside Director James M. Fox in May 1997.

2001 Stock Option Plan. The Dime Community Bancshares, Inc. 2001 Stock Option Plan for Outside Directors, Officers and Employees (the "2001 Stock Option Plan") was adopted by the Company's Board of Directors and subsequently approved by its shareholders at its annual meeting held in 2001. On November 21, 2001, the effective date of the 2001 Stock Option Plan, each of the Company's Outside Directors was granted non-qualified stock options to purchase 6,750 shares of Common Stock. All of these options vested on November 21, 2002. On February 1, 2003, each of the Company's Outside Directors was additionally granted non-qualified stock options to purchase 7,500 shares of Common Stock. All of these options vested on February 1, 2004. On January 27, 2004, each of the Company's Outside Directors was additionally granted non-qualified stock options to purchase 9,000 shares of Common Stock. All of these options vested on January 27, 2005.

2004 Stock Incentive Plan. The 2004 Stock Incentive Plan for Outside Directors, Officers and Employees (the "2004 Stock Plan"), was adopted by the Company's Board of Directors and subsequently approved by its shareholders at its annual meeting held in 2004. On January 31, 2005, under the 2004 Stock Plan, a grant of 8,480 non-qualified stock options with an exercise price of $16.45 per share was made to each Outside Director of the Company, for a total grant of 76,320 options. All of these options expire on January 31, 2015. On December 30, 2005, vesting was accelerated for all unvested options of this grant.

There have been no grants of stock options or restricted stock since January 31, 2005.

The following table sets forth information regarding compensation earned by each Outside Director during the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total
Anthony Bergamo	$58,400	—	$25,317	—	$83,717
George L. Clark, Jr.	50,100	—	12,793	—	62,893
Steven D. Cohn	50,400	—	17,158	—	67,558
Patrick E. Curtin	52,600	—	31,905	—	84,505
Joseph H. Farrell(4)	23,000	—	—	$19,731	42,731
Fred P. Fehrenbach	48,200	—	—	—	48,200
John J. Flynn	48,200	—	—	—	48,200
Stanley Meisels(4)	23,800	—	—	16,696	40,496
Joseph J. Perry	50,500	—	—	700	51,200
Donald E. Walsh	23,600	—	—	—	23,600
Omer S. J. Williams	22,600	—	—	—	22,600
Louis V. Varone(4)	24,200	—	—	20,105	44,305

(1)   Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred. For Mr. Walsh, amount includes $2,000 of fees earned as a Director of Havemeyer Equities Corporation from January 2006 through June 2006. For Mr. Varone, amount includes $2,000 of fees earned as a Director of Havemeyer Equities Corporation from July 2006 through December 2006.

(2)   Includes for each individual the increase (if any) for the fiscal year in the present value of the individual's accrued benefit (whether or not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual's accrued benefit under each such plan in accordance with Statement of Financial Accounting Standards 87 "Employers’ Accounting for Pensions" ("SFAS 87") as of the plan's measurement date in such fiscal year to the present value of the individual's accrued benefit as of the plan's measurement date in the prior fiscal year. The following individuals experienced year-to-year declines in the actuarial value of their accrued benefits under defined benefit or actuarial plans that are not reflected in the reported figures: Mr. Farrell $9,284; Mr. Fehrenbach $8,115; Mr. Flynn $8,175; Mr. Meisels $9,396 and Mr. Varone $9,230.

(3)   For Messrs. Farrell, Meisels and Varone, amount represents retirement benefits paid under the Directors' Retirement Plan subsequent to their retirement from the Board  effective .May 18, 2006. For Mr. Perry, amount represents a consulting fee paid to Mr. Perry from the Board of Directors of Havemeyer Equities Corporation, a subsidiary of the  Bank.

(4)   Pursuant to the Company's Bylaws, Messrs. Farrell, Meisels and Varone retired effective May 18, 2006 as a result of reaching mandatory retirement age.

Executive Officers

The following individuals are executive officers of the Company or Bank, holding the offices set forth opposite their names:

Name	Position Held
Vincent F. Palagiano	Chairman of the Board and Chief Executive Officer
Michael P. Devine	President and Chief Operating Officer
Kenneth J. Mahon	Executive Vice President and Chief Financial Officer
Christopher D. Maher	Executive Vice President and Director of Retail Banking (Bank Only)
Timothy B. King	Senior Vice President and Chief Investment Officer
Michael Pucella	Senior Vice President and Chief Accounting Officer

The executive officers are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See "Compensation of Executive Officers - Employment Agreements and - Employee Retention Agreements."

Biographical information of the executive officers who are not Directors of the Company or Bank is set forth below.

Christopher D. Maher, age 40, joined the Bank as Executive Vice President in charge of retail banking in November 2005. Prior to joining the Bank, Mr. Maher was a Senior Vice President at BISYS Information Services, L.P., a unit of the BISYS Group, Inc., a diversified financial services firm. Mr. Maher's banking experience includes work for several New York City metropolitan area banks, including Dime Savings Bank of New York, Chemical Bank, and Chatham Savings. Mr. Maher was a Senior Vice President in the Retail Banking division of Dime Savings Bank of New York, where he served from 1989 through 2000. Mr. Maher is a former Director of the IFX Forum, a financial services technology standards organization and has served as a Trustee for Helen Keller Services for the Blind since 1998.

Timothy B. King, age 48, has over 24 years of banking experience, and has been with the Bank since 1983. Mr. King was promoted to Treasurer of the Bank in 1989, Vice President of the Bank in 1993, Treasurer of the Company at its inception in 1995, First Vice President of both the Company and Bank in 1997, and Senior Vice President of both the Company and the Bank in 1999. In 2002, Mr. King was named the Chief Investment Officer of both the Company and Bank, as he oversees the securities investment and lending functions of the Bank.

Michael Pucella, age 53, was promoted to Comptroller of the Bank in 1989 and of the Company at its inception in 1995, Vice President of both the Company and Bank in 1996, First Vice President of both the Company and Bank in 1997 and Senior Vice President of both the Company and the Bank in 1999. He currently serves as the Chief Accounting Officer of both the Company and Bank, and is responsible for financial reporting, budgeting, corporate planning and tax administration. Mr. Pucella has been with the Bank since 1981, and has over 32 years of banking experience.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Processes and Procedures for Consideration and Determination of Executive and Director Compensation

  The Compensation Committee assists the Board of Directors in discharging its responsibilities regarding the Company’s compensation and benefit plans and practices. All authority granted to the Compensation Committee is established in its charter, a copy of which may be viewed on the Company's website at www.dimedirect.com. The Compensation Committee meets as necessary. It meets in executive session with its advisors and with invited management present. It considers the expectations of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer with respect to their own compensation, their recommendations with respect to the compensation of more junior executive officers and their recommendations with respect to Director compensation, as well as empirical data and the recommendations of advisors. Executive officer compensation matters are also presented for discussion at meetings of the full Board of Directors.

The Compensation Committee may delegate such of its responsibilities and duties as it deems appropriate to (i) subcommittees comprised of one or more Compensation Committee members, or (ii) officers of the Company or the Bank.

Use of Outside Advisors and Survey Data. In early 2006, the Compensation Committee selected and engaged Mercer Human Resource Consulting, a nationally recognized compensation consulting firm, to assist in performing its duties, including but not limited to, conducting a competitive review of executive officer compensation levels and practices. The Compensation Committee communicates directly with, and receives written reports directly from, its consultant. The Compensation Committee determines the compensation of its consultant and meets with the consultant both in executive session and with invited executive officers present. The Compensation Committee relies on consultants for survey data, assistance in understanding market practices and trends, and recommended compensation strategies. The Compensation Committee relies on the Company’s legal counsel for advice as to its obligations under applicable corporate, securities, tax and employment laws, for assistance in interpreting its obligations under compensation plans and agreements, and for drafting plans and agreements to document business decisions, however, the Compensation Committee has the right to select other legal counsel.

Compensation Discussion and Analysis

Introduction

Set forth below are (i) a description of the Company's decision making process for compensating the principal executive officer, principal financial officer, and three most highly compensated executive officers (other than the principal executive and principal financial officers) of the Company or Bank (each a "Named Executive Officer" and collectively the "Named Executive Officers") (ii) a discussion of the background and objectives of the Company's compensation programs for Named Executive Officers, and (iii) a description of the material elements of the compensation of each of the Named Executive Officers.

The descriptions of compensation plans, programs and individual arrangements referred to in the Compensation Discussion and Analysis that are governed by written documents are qualified in their entirety by reference to the full text of their governing documents. Other than broad-based plans applicable to substantially all salaried employees, these documents have been filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and are incorporated herein by this reference.

1. Objectives.

The goal of the executive compensation program is to enable the Company to attract, develop and retain strong executive officers capable of maximizing the Company’s performance for the benefit of its shareholders. The Company's compensation philosophy is to provide competitive compensation opportunities that are strongly aligned with its financial performance and the generation of value for shareholders through stock price appreciation. In 2006, the Company continued to experience an adverse interest rate environment that negatively affected profitability. As a result, the Company's focus was on retaining and motivating key executives while aggressively controlling expense, including executive compensation.

2. Key Elements of the Compensation Package.

In General.  The Company's 2006 compensation program for Named Executive Officers consisted of three key elements:

•	base salary to provide a reasonable level of recurring income;
•	annual incentives to motivate the Named Executive Officers to achieve short-term operating objectives; and
•	long-term incentives in the form of stock options and/or restricted stock, designed to retain talented employees and provide an incentive to maximize shareholder return in the longer term.

The Company additionally provides certain retirement plans, termination benefits, fringe benefits and perquisites, in some instances for a large group of employees and in others limited to one or more executives.

Base Salary. Executive base salary levels are generally reviewed on an annual basis and adjusted as appropriate. The Company desires to compensate executives fairly while being sensitive to increasing fixed costs in light of the performance of the Common Stock.

For 2006, the Compensation Committee considered the prevailing market conditions and determined, with the input and support of the officers involved, not to increase the base salary for the top two officers of the Company - the Chief Executive Officer and the President. At December 31, 2006, their base salary had not been increased in three years.

Mr. Maher was hired in October of 2005, and was not considered for a salary increase in 2006 due to his brief tenure in office.

      The Company’s two other Named Executive Officers had their base salary levels increased by between 5.9% and 8.8% effective January 1, 2006. In 2006, base salary increases for the Named Executive Officers were as follows:

Name	% Increase	Dollar Increase	Resulting Annual Base Salary Rate
Vincent F. Palagiano	-	-	$640,000
Michael P. Devine	-	-	505,000
Kenneth J. Mahon	5.9%	$20,000	362,000
Timothy B. King	8.8	20,000	248,000
Christopher D. Maher	-	-	300,000

These decisions resulted from a competitive base salary review produced by the Compensation Committee's independent consultant that evaluated corporate and individual performance during 2005 within the context of the Company’s ongoing efforts to control fixed costs. Following these decisions, the base salary of each of the Named Executive Officers was at or slightly below the median for the Company's peer group. These targeted salary increases were designed to reward effort in a challenging operating environment and assist in the retention of executives directly responsible for key operating units.

Annual Incentives. Annual incentive opportunities are provided to the Named Executive Officers to link the achievement of annual goals with executive compensation. Continuing a practice initiated in 2004, a bonus pool in an amount based on the Company's net income is distributed at the discretion of the Compensation Committee. The Compensation Committee determines each Named Executive Officer's bonus (if any) based on a retrospective review of a variety of corporate performance factors and each Named Executive Officer's contributions to the Company in light of the operating environment existing during the year. In contrast to a strict formula-based bonus program, this approach better enables the Company to manage the potential profit dilution of the bonus program and reward executives for conduct responsive to the Company's needs.

The Compensation Committee approved awards totaling $495,000 to the Company’s Named Executive Officers for the year ended 2006, based on assessment of management's success in operating the Company in a period characterized by the continued movement away from historical low interest rates and heightened competition in the Bank’s multifamily lending and deposit operations.

For 2006, the Named Executive Officers’ bonuses were as follows: Mr. Palagiano, $140,000; Mr. Devine, $115,000; Mr. Mahon, $100,000; Mr. Maher, $75,000 and Mr. King, $65,000. In the case of Mr. Palagiano, this was a minor increase from the prior year’s bonus of $139,000. Mr. Devine, Mr. Mahon and Mr. King received a small increase in bonus from the prior year, $4,000 in Mr. Devine’s case and $5,000 for both Mr. Mahon and Mr. King. The Company expects that these bonus amounts, and the resultant total cash compensation paid to each of the Named Executive Officers, may be below the median for its peer group for 2006. This reflects constraints on the size of the bonus pool related to the Company’s profitability for 2006, rather than concerns with the individual performance of the Named Executive Officers.

Long-term Incentives. The Compensation Committee believes that grants of long-term incentive in the form of stock options and/or restricted stock are the most effective way, where appropriate, of aligning executive rewards with the creation of value for shareholders through stock appreciation.

Messrs. King and Maher each received a restricted stock award of 10,000 shares, in the case of Mr. Maher on January 3, 2006 and in the case of Mr. King, on March 16, 2006. The value for each award was $146,100 for Mr. Maher and $144,600 for Mr. King on the date of grant. Both grants occurred under the 2004 Stock Incentive Plan and vest over five years. Such awards considered the consulting firm’s recommendation, Company and individual performance, as well as competitive market conditions. In consideration of the Company’s performance for the year ended December 31, 2005, the Compensation Committee decided that no awards of restricted stock or stock options be granted to Messrs. Palagiano, Devine and Mahon. After consultation with executive management, the Compensation Committee reached this decision principally to allow reallocation of funds and related expenses to fund new initiatives and offset operating overhead growth. The Company does intend to make selective equity awards in the future as part of its ongoing competitive executive compensation program.

Other Elements of the Executive Compensation Package. The Company's compensation program for Named Executive Officers consisted of the following additional elements:

Retirement Plan — While the Bank maintains the Retirement Plan of The Dime Savings Bank of Williamsburgh (the "Retirement Plan"), a non-contributory, tax-qualified defined benefit pension plan for eligible employees, all participant benefits under the Retirement Plan were frozen in March of 2000, and no benefits have been accrued under the Retirement Plan since that date.

401(k) Plan — The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan permitting salaried employees with at least one year of service to make pre-tax salary deferrals under Section 401(k) of The Internal Revenue Code of 1986 (the "Code"). Each participant receives a fully vested contribution of 3% of "covered compensation" (defined as total W-2 compensation including amounts deducted from W-2 compensation for pre-tax benefits such as health insurance premiums and contributions to the 401(k) Plan) up to applicable IRS limits. The 3% contribution is required through 2006 and is discretionary in years after 2006.

ESOP — The Company has established, and the Bank has adopted, the ESOP and related trust for the benefit of eligible employees. All of the Company's and the Bank's salaried employees are eligible to become participants in the ESOP after one year of employment.

BMP — The Bank maintains a BMP, which provides eligible employees with benefits that would be due under the Retirement Plan, ESOP and 401(k) Plan, if such benefits were not limited under the Code. Effective January 1, 2005, the BMP benefit accruals associated with the 401(k) Plan and ESOP were terminated, therefore, no BMP benefits were provided to the Named Executive Officers for the year ended December 31, 2006 with respect to the 401(k) Plan and ESOP. Effective April 1, 2000, Retirement Plan benefit accruals were terminated, thus eliminating related benefit accruals under the BMP. However, the present value of such benefits continues to increase as the Named Executive Officers approach normal retirement age. These increases in present value are reported in the Summary Compensation Table under the column Change in Pension Value and Nonqualified Deferred Compensation Earnings.

RRP — The Company adopted the RRP, which was approved by shareholders at their 1996 annual meeting. No additional shares were allocated by the RRP during the year ended December 31, 2006. The RRP terminated in December 2006.

1996 Stock Option Plan — The Company adopted the 1996 Stock Option Plan, which was approved by the Company's shareholders at their 1996 annual meeting and which terminated in 2006.

2001 Stock Option Plan — The Company's Board of Directors adopted the 2001 Stock Option Plan, which was approved by the Company's shareholders at their 2001 annual meeting. Under the 2001 Stock Option Plan, up to 253,125 stock options are eligible for grant to the Company's outside Directors and up to 1,771,875 stock options are eligible for grant to officers and employees of the Company or its subsidiaries. Grants of stock options were all vested on December 30, 2005.

2004 Stock Incentive Plan — The Company's Board of Directors has adopted the 2004 Stock Incentive Plan, which was approved by the Company's shareholders at their 2004 annual meeting. The 2004 Stock Incentive Plan permits the Company to grant up to a total of 1,496,300 restricted stock awards, incentive or non-qualified stock options or stock appreciation rights to outside Directors, officers and other employees of the Company or its subsidiaries. Of the total shares eligible for grant under the 2004 Stock Incentive Plan, only up to 374,075 shares may be granted as restricted stock awards. The full amount of 1,496,300 shares may be issued either fully as stock options or stock appreciation rights, or a combination thereof. Grants of stock options were vested on December 30, 2005.

Perquisites — Executive officers are provided with modest perquisites, including use of a company car and professional financial planning and tax preparation services. The Company provides these benefits in kind, but the Compensation Committee considers the cost of these items in establishing the other elements of compensation. The Company provides these benefits because they are usual and customary in the industry.

Potential Payments Upon Termination and Change of Control.

The Company believes it is in its best interests to provide severance benefits to the Named Executive Officers in the event of their termination of employment under certain circumstances. Specifically, Messrs. Palagiano, Mahon and Devine are entitled to severance benefits upon their termination of employment by the Company without cause, their resignation for good reason or the occurrence of a change of control during their employment period and Messrs. King and Maher (as well as the other executive officers) are entitled to severance benefits upon their termination of employment by the Company without cause or their resignation for good reason, in each case, within certain periods following or preceding a change of control. The Company and Bank have determined that these types of protections are required in order to retain talented and qualified executive officers. It has been determined that a more comprehensive employment agreement with change of control triggers is necessary to retain the senior executive officers (Messrs. Palagiano, Devine and

Mahon). Mr. King and Mr. Maher have been provided with change of control agreements which have no effect until a change of control occurs. Mr. King’s agreement provides for larger payments in recognition of his longtime service with the Bank and to provide him a potential future reward for remaining in the Bank's employ even though the value of his total compensation package has been adversely affected by cutbacks in the Company’s retirement benefit and cash incentive programs.

Employment Agreements and Change in Control Agreements. Consistent with the practices of other financial institutions of similar size and business mix in the greater New York metropolitan area, the Company and Bank have entered into employment or change of control severance agreements with each of their executive officers. The Company considers these arrangements important retention devices. They also provide a measure of financial security for executive officers so that, when faced with the prospect of a negotiated or unsolicited merger opportunity, they can focus on the business of the Company with reduced personal distractions. The Company periodically reviews the terms of these agreements against the publicly disclosed terms and conditions of contracts in place at other institutions and compares their projected costs to those disclosed for similar contracts in the merger proxy statements in recent financial institution mergers. The Company conducted such a review in 2006.

Employment Agreements for Messrs. Palagiano, Mahon and Devine

The Company and the Bank are parties to employment agreements ("Employment Agreements") with each of Messrs. Palagiano, Devine and Mahon ("Senior Executives"). These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that both the Company and the Bank will be able to maintain a stable and competent management base. The continued success of the Company and Bank depends to a significant degree on the skills and competence of the Senior Executives.

The Employment Agreements provide for three-year terms (the "Employment Period"). The Bank's Employment Agreements provide that, prior to the first anniversary date and continuing each anniversary date thereafter, the Bank’s Board of Directors may agree, after conducting a performance evaluation of the Senior Executive, to extend his Employment Agreement for an additional year, so that the remaining term shall be three years. Each of the Bank's Employment Agreements has been extended to a December 31, 2009 expiration date. The Company's Employment Agreements provide for automatic daily extensions unless written notice of non-renewal is provided by the Board of Directors or the Senior Executive, in which event the Employment Agreement shall end on the third anniversary of such notice.

The Employment Agreements provide for termination by the Bank or the Company at any time for cause as defined in the Employment Agreements. In the event that either the Company or the Bank chooses to terminate the Senior Executive's employment other than for cause, or the Senior Executive resigns from the Bank or the Company for "good reason" as defined in the Employment Agreements, the Senior Executive or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the remaining base salary and bonus payments due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans during the remaining term of the Employment Agreement and payments that would have been made under any incentive compensation plan during the remaining term of the Employment Agreement. The Senior Executive would also have the right to receive a lump sum cash payment of benefits to which the Senior Executive would have been entitled under the BMP. Both the Bank and the Company would also continue the Senior Executive's life, health and disability insurance coverage for the remaining term of the Employment Agreement. For purposes of the Employment Agreements, "good reason" generally means (i) assignment of duties inconsistent with the Senior Executive's status or a substantial adverse alteration in the nature or status of responsibilities or a requirement to report to a different position, (ii) reduction in annual base salary (unless mandated at the initiation of applicable regulatory authority), (iii) failure to pay compensation or deferred compensation within seven days of when due unless inadvertent, immaterial or cured after notice, (iv) failure to continue in effect compensation plans material to total compensation (or substitute plans) with respect to the Senior Executive, (v) failure to continue to provide certain benefits or materially maintain benefits (unless mandated at the initiation of applicable regulatory authority), (vi) failure of the Bank to obtain satisfactory agreement from a successor to assume and agree to perform the Employment Agreements, (vii) any purported termination by the Bank not for cause or disability, (viii) any or no reason during the period of sixty (60) days beginning on the first anniversary of the effective date of a change of control, as defined in the Employment Agreement, (ix) a change in the majority of the Board, unless approved by a vote of at least two-thirds of the members of the Board at the time the Employment Agreements were entered into or members elected or nominated by such members, (x) a relocation of the Senior Executive's principal place of employment outside of the New York metropolitan area or (xi) a material breach of the Employment Agreements, unless cured within 30 days.

In general, for purposes of the Employment Agreements, a "change of control" will be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security, such as the Common Stock, or in connection with mergers or consolidations of assets or a contested election of Directors which results in a change of control of the majority of the Company's or Bank's Board of Directors or liquidation or sale of substantially all the assets of the Company or the Bank. In the event of a change in control of the Company or Bank, the Company's Employment Agreements provide that (1) the term of employment will be converted to a fixed two year period beginning on the date of the change in control, and (2) if the Senior Executive signs a release of any further rights under his Employment Agreement with the Bank, an immediate lump sum payment will be paid (whether or not employment has terminated) equal to the present value of three years salary, bonus and fringe benefits plus an additional lump sum equal to the present value x minus y, where x is a specified target pension for each Senior Executive and y is the actual pension benefits due to the Senior Executive under the Bank's and the Company's qualified and nonqualified defined benefit pension plans. The target pension is 26-2/3% of highest aggregate salary and bonus for Mr. Palagiano; 25% of highest aggregate salary and bonus for Mr. Devine; and 16-2/3% of highest aggregate salary and bonus for Mr. Mahon. Highest aggregate salary and bonus for this purpose is the highest salary and bonus for the three consecutive years during the final 10 years of employment for which the aggregate is the highest.

Payments to the Senior Executives under the Bank's Employment Agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Bank. The Company will make all payments under its own Employment Agreements. To the extent that payments under the Company's Employment Agreements and the Bank's Employment Agreements are duplicative, payments due under the Company's Employment Agreements would be offset by amounts actually paid by the Bank. Senior Executives would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements up to $50,000 for each Senior Executive.

Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a change of control of the Bank or the Company may constitute an “excess parachute” payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. The Company's Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any "excess parachute" excise taxes.

Employee Retention Agreements for Messrs. King and Maher

The Bank has, jointly with the Company, entered into Employee Retention Agreements ("Retention Agreements") with Messrs. King and Maher (each a "Contract Employee" or together "Contract Employees"). The purpose of the Retention Agreements is to secure the Contract Employees' continued availability and attention to the Bank's affairs, relieved of distractions arising from the possibility of a change of control, as defined in the Retention Agreements. The Retention Agreements do not impose an obligation on the Bank to continue the Contract Employees' employment, but provide for a period of assured compensation (the "Assurance Period") following a change of control. The Retention Agreement for Mr. King contains Assurance Periods of five years; for Mr. Maher it is three years. The applicable Assurance Periods will be automatically extended on a daily basis under the Retention Agreements until written notice of non-extension is provided by the Bank or the Contract Employee.

If, during the Assurance Period, or prior to commencement of the Assurance Period but within three months of and in connection with a change of control (as defined in the Retention Agreements), a Contract Employee is discharged without “cause” (as defined in the Retention Agreements) or voluntarily resigns within ninety days following: (i) a failure to appoint or elect the Contract Employee to the same position in which he was serving; (ii) a material failure, after notice, to vest in the Contract Employee his responsibilities on the day before the Assurance Period commenced (or the functions, duties and responsibilities of a more senior officer to which he may be appointed); (iii) a failure of the Bank to cure a material breach of the Retention Agreement after notice; (iv) a reduction in compensation or a material reduction in benefits; or (v) relocation of the Contract Employee's principal place of employment which results in certain adverse commuting increases, the Contract Employee (or, in the event of his death, his estate) would be entitled to, subject to certain restrictions, (a) continued group life, health, accident and long-term disability insurance benefits for the unexpired Assurance Period, (b) a lump sum cash payment equal to the remaining base salary (present value) and bonus payments the Contract Employee would have earned during the unexpired Assurance Period, and (c) any additional contributions and benefits that the Contract Employee would have earned under the Bank's or the Company's employee benefit plans during the unexpired Assurance Period.

The cash and benefits paid under the Retention Agreements for Messrs. King and Maher, together with payments under other benefit plans following a “change of control,” may constitute an “excess parachute” payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank under Section 4999 of the Code. The Retention Agreements include a provision whereby the Company pays Messrs. King and Maher the net amount of their termination benefits after any tax imposed under Section 4999 of the Code or the maximum amount which may be paid without giving rise to any tax under Section 4999, whichever is greater.

Payments to Messrs. King and Maher under their respective Retention Agreements are guaranteed by the Company to the extent that the required payments are not made by the Bank.

3. Material Policies and Procedures

Benchmarking and Survey Data.  The Compensation Committee utilizes legal counsel and a nationally recognized compensation consulting firm to assist it in performing its duties. The Committee relies on legal counsel to advise it on its obligations under applicable corporate, securities and employment laws, to assist it in interpreting the Company's obligations under compensation plans and agreements, and to draft plans and agreements to document business decisions. The consulting firm regularly analyzes the Company’s executive pay levels, by each of the three key elements cited and in total, and the Company’s performance. A group of 14 comparably sized and similarly located public banks and thrifts (the “Comparison Group”) are used for comparison for purposes of both pay level and corporate performance. The companies included in this group may change slightly from year to year as a result of merger activity within the industry or other relevant factors. For 2006, the Comparison Group consisted of Hudson City Bancorp, New York Community Bancorp, Astoria Financial, Valley National Bancorp, First Niagara Financial Group Inc., New Alliance Bancshares Inc., Provident Financial Services Inc., Investors Bancorp Inc., Signature Bank, Sun Bancorp Inc., Flushing Financial Corp, Pennfed Financial Services, OceanFirst Financial Corporation, and Sterling Bancorp. The Compensation Committee uses this analysis to assist it in understanding market practices and trends and to develop and evaluate the effectiveness of recommended performance-linked compensation strategies. Generally, the Compensation Committee endorses a median pay level approach, with actual pay commensurate with relative performance. To that end, the flexibility provided by the bonus program permits the Committee to take market conditions into account each year.

Impact of Accounting and Tax Treatment.

Section 162(m) — Section 162(m) of the Code imposes a $1,000,000 annual limit, per executive officer, on the Company’s federal tax deduction for certain types of compensation paid to the Named Executive Officers. It has been the Compensation Committee’s practice to structure the compensation and benefit programs offered to the Named Executive Officers with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Compensation Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances. After considering these factors, the Compensation Committee may decide to authorize payments all or part of which would be nondeductible for federal tax purposes. It is not anticipated that any discretionary bonuses awarded for 2006 will be made nondeductible by this limit. Payments made on account of a change of control under the agreements described above would likely include non-deductible payments.

Sections 4999 and 280G — Section 4999 of the Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.” Under section 280G of the Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change of control to a disqualified individual (which includes the Named Executive Officers) exceed three times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed one time the individual’s base amount.

Pursuant to the Employment Agreements and Retention Agreements, the Company or Bank will reimburse the Named Executive Officers for the amount of the excise tax, if any, and make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the Named Executive Officer would retain approximately the same net after-tax amounts under the Employment Agreement or Retention Agreement that he would have retained if there was no excise tax. Neither the Bank nor the Company is permitted to claim a federal income tax deduction for the portion of the change of control payment that constitutes an excess parachute payment, the excise tax reimbursement payment or the gross-up payment.

Accounting Considerations. The Compensation Committee is informed of the financial statement implications of the elements of the Named Executive Officer compensation program. However, the probable contribution of a compensation element to the objectives of the Company's Named Executive Officer compensation program and its projected economic cost, which may or may not be reflected on the Company's financial statements, are the primary drivers of Named Executive Officer compensation decisions.

Stock Ownership Policy.

The Board of the Company believes it is in the best interests of its shareholders, and promotes the Company’s commitment to sound corporate governance, that every Director, executive officer, and other designated senior officers of the Company or its subsidiaries possess a meaningful personal financial interest in the Company. In the opinion of the Board, such an investment commits the individual to the future of the Company and aligns his/her interests with those of the Company's shareholders. The Company's Minimum Stock Ownership Guidelines for Senior Officers and Directors are annexed as Appendix A to this Proxy Statement.

Compensation Committee Report

The following Report of the Company's Compensation Committee is provided in accordance with the rules and regulations of the SEC.

Under the rules promulgated by the SEC, the Company is required to provide certain data and information regarding the activities of its Compensation Committee. In fulfillment of this requirement, the Compensation Committee, at the discretion of the Board, has prepared the following report for inclusion in the Proxy Statement.

1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management; and

2. Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement on Schedule 14A for the 2007 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE OF
DIME COMMUNITY BANCSHARES, INC.

Fred P. Fehrenbach, (Chairman)
John J. Flynn, Member
Joseph J. Perry, Member

Compensation Committee Interlocks and Insider Participation

Messrs. Fehrenbach, Flynn and Perry have served as members of the Compensation Committee since January 1, 2006. Mr. Varone served as a member of the Compensation Committee prior to his retirement on May 18, 2006. There are no interlocks, as defined under the rules and regulations of the SEC, between the Company and the members of the Compensation Committee and corporations with respect to which they are affiliated, or otherwise.

COMPENSATION

Executive Compensation

The following table provides information about the compensation paid for services rendered in all capacities during 2006 by the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary (1)	Bonus(1)	Stock Awards (2)	Option Awards (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Vincent F. Palagiano, Chairman of the Board and Chief Executive Officer	2006	$640,000	$140,000	—	—	—	$66,051	$846,051
Michael P. Devine, President and Chief Operating Officer	2006	$505,000	$115,000	—	—	—	$33,087	$653,087
Kenneth J. Mahon, Executive Vice President and Chief Financial Officer	2006	$362,000	$100,000	—	—	—	$29,761	$491,761
Christopher D. Maher, Executive Vice President and Director of Retail Banking	2006	$300,000	$75,000	$29,220	—	—	$18,760	$422,980
Timothy B. King, Senior Vice President and Chief Investment Officer	2006	$248,000	$65,000	$22,927	—	—	$24,450	$360,377

(1)  The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant to non-incentive deferred compensation plans and amounts of salary or bonus earned but deferred on a voluntary basis in exchange for awards of restricted stock, stock options or other forms of non-cash compensation.

(2)  Represents the compensation cost recognized for the fiscal year in connection with restricted stock of the Company granted to the Named Executive Officer, regardless of the year of grant and calculated in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment", ("SFAS 123R") for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption “Nature of Operations and Summary of Significant Accounting Policies” in the notes to the audited financial statements included in the 2006 Annual Report on Form 10-K. This amount does not reflect the value of dividends paid on unvested restricted stock, which is included in the Summary Compensation Table under the caption "All Other Compensation."

(3)  During the year ended December 31, 2006, there were no grants of stock options to the Named Executive Officers or any compensation expense recognized under SFAS 123R related to stock options granted previously to the Named Executive Officers.

(4)  Includes for each Named Executive Officer (a) the increase (if any) for the fiscal year in the present value of the individual's accrued benefit (whether not vested) under the Retirement Plan and BMP calculated by comparing the present value of each individual's accrued benefit under each such plan in accordance with SFAS 87 as of the plan's measurement date in such fiscal year to the present value of the individual's accrued benefit as of the plan's measurement date in the prior fiscal year, plus (b) the amount of interest accrued on defined contribution deferred compensation balances at a rate in excess of 120% of the applicable federal long-term rate under section 1274(d) of the Code. The following individuals experienced year-to-year declines in the actuarial value of their accrued benefits under defined benefit or actuarial plans that are not reflected in the reported figures: Mr. Palagiano $220,115; Mr. Devine $5,676; Mr. Mahon $35,562 and Mr. King $14,217.

(5) No amounts were earned for services rendered during the fiscal year under a non-equity incentive plan. The Named Executive Officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The figure shown for each Named Executive Officer includes the following items exceeding $10,000 in value:

Name	Life Insurance Premiums	Automobile	401(k) Plan Company Cash Contribution	ESOP Allocation (a)	Total
Vincent F. Palagiano	$29,683	12,698	$6,600	$17,070	$66,051
Michael P. Devine	9,417	-	6,600	$17,070	33,087
Kenneth J. Mahon	6,091	-	6,600	$17,070	29,761
Christopher D. Maher	1,322	-	-	$17,438	18,760
Timothy B. King	780	-	6,600	$17,070	24,450

(a) The amount reported for ESOP allocation was determined based upon the average price of the Common Stock during 2006 of $14.25 per share (See Note 15 to the audited consolidated financial statements in the Company's 2006 Annual Report on Form 10-K, which discusses the manner in which ESOP expense is recognized).

The Company or Bank provides certain non-cash perquisites and personal benefits to each Named Executive Officer that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

Compensation Plans

Retirement Plan. The Bank maintains the Retirement Plan, a non-contributory, tax-qualified defined benefit pension plan for eligible employees. All salaried employees at least age 21 who have completed a minimum of one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, equal to 2% of the participant's average annual earnings multiplied by the participant's years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). Such benefit is not reduced by a Social Security offset. A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis and all assets are held in trust by the Retirement Plan trustee. Effective March 31, 2000, all participant benefits under the Retirement Plan were frozen, and no benefits have been accrued under the Retirement Plan since that date.

401(k) Plan. The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan permitting salaried employees with at least one year of service to make pre-tax salary deferrals under Section 401(k) of the Code.

Under a 401(k) Plan amendment effective July 1, 2000, the 401(k) Plan annually receives the proceeds from a 100% vested cash contribution to all participants in the ESOP in the amount of 3% of “covered compensation” [defined as total W-2 compensation including amounts deducted from W-2 compensation for pre-tax benefits such as health insurance premiums and contributions to the 401(k) Plan] up to applicable IRS limits. This contribution is allocated to eligible participants, regardless of their participant contribution level.

The 401(k) Plan permits participating employees to elect to invest all or any part of their 401(k) Plan account balances in Common Stock. Common Stock held by the 401(k) Plan may be newly issued shares or outstanding shares purchased on the open market or in privately negotiated transactions. All Common Stock held by the 401(k) Plan is held by an independent trustee and allocated to the accounts of individual participants. Participants control the exercise of voting and tender rights relating to Common Stock held in their accounts.

ESOP. The Company has established, and the Bank has adopted, the ESOP and related trust for the benefit of eligible employees. All of the salaried employees of the Company and its subsidiaries are eligible to become participants in the ESOP. As of the Record Date, the ESOP held 3,465,561 shares of Common Stock, all of which were purchased during the Company's initial public offering. Of this total, 1,980,624 shares were allocated to individual participant accounts, while 1,484,937 remained unallocated. In order to fund the ESOP's purchase of such Common Stock, the ESOP borrowed the aggregate purchase price from the Company. Effective July 1, 2000, the loan maturity period was extended by approximately 20 years from June 2006 to June 2026, and continues to bear interest at the rate of 8% per annum. The loan calls for level annual payments of principal and interest designed to amortize the loan over its term, except that payments in any year may be deferred, in whole or in part, in prescribed circumstances. Prepayments are also permitted.

Shares purchased by the ESOP were pledged as collateral for the loan from the Company and are held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the calendar year preceding allocation. Benefits generally become vested at the rate of 25% per year after two years with 100% vesting after five years of service. Participants become immediately vested upon termination of employment due to death, retirement at age 65, permanent disability or the occurrence of a "change of control," as defined by the ESOP. Forfeitures will be utilized to reduce the contribution required by the Bank. Vested benefits may be paid in a single sum or installment payments and are payable upon death, retirement at age 65, disability or separation from service.

Effective July 1, 2000, either the Company or the Bank became required to make a 100% vested cash contribution annually to all participants in the ESOP in the amount of 3% of “covered compensation.” This contribution was guaranteed through December 31, 2006 and is discretionary thereafter. This contribution is automatically transferred to the 401(k) Plan.

BMP. The BMP provides eligible employees with benefits that would be due under the Retirement Plan, ESOP and 401(k) Plan, if such benefits were not limited under the Code. BMP benefits provided to the Named Executive Officers for the year ended December 31, 2006 with respect to the 401(k) Plan and ESOP are included in the Summary Compensation

Table under the column "All Other Compensation" (See "Compensation of Executive Officers - Executive Compensation"). Effective April 1, 2000, Retirement Plan benefit accruals were terminated, thus eliminating related benefit accruals under the BMP. Effective January 1, 2005, the BMP benefit accruals associated with the 401(k) Plan and ESOP were terminated.

RRP.  The Company has adopted the RRP which was approved by shareholders at the annual meeting held in 1996. Under the RRP, 1,963,912 shares were acquired and allocated to Outside Directors, officers and employees of the Company or its subsidiaries on February 1, 1997. All of these shares vested in equal 20% installments on February 1, 1998, 1999, 2000, 2001 and 2002. On each vesting date subsequent to February 1, 1998, the RRP re-acquired shares that were sold by participants in order to satisfy income tax obligations associated with the vesting. In addition, during the period February 1, 1997 through February 1, 2002, RRP shares forfeited by participants were retained in the RRP. The shares re-acquired or retained by the RRP during the period February 1, 1997 through February 1, 2002, either through the repurchase or forfeiture of previously allocated shares, totaled 343,797. On May 17, 2002, a grant of 67,500 RRP shares was made to officers of the Bank. These shares vested 20% each on November 25, 2002, and April 25, 2003, 2004, 2005 and 2006. Upon the vesting of these shares in November 2002, April 2003, April 2004 and April 2005, the RRP re-acquired 21,817 shares that were sold by participants in order to satisfy income tax obligations associated with the vesting. No additional shares were allocated by the RRP during the year ended December 31, 2006.

1996 Stock Option Plan. The Company has adopted the 1996 Stock Option Plan, which was approved by the Company's shareholders at the annual meeting held in 1996. Under the 1996 Stock Option Plan, 5,525,562 options have been granted to Outside Directors, officers and employees of the Company or its subsidiaries, of which 14,087 were both outstanding and exercisable as of the Record Date. The options granted under the 1996 Stock Option Plan were intended to qualify as “incentive stock options” under Section 422 of the Code.

2001 Stock Option Plan. The Company's Board of Directors has adopted the 2001 Stock Option Plan, which was approved by the Company's shareholders at the annual meeting held in 2001. Under the 2001 Stock Option Plan, up to 253,125 stock options are eligible for grant to the Company's Outside Directors and up to 1,771,875 stock options are eligible for grant to officers and employees of the Company or its subsidiaries. As of the Record Date, 2,000,862 stock options were granted to Outside Directors, officers and employees of the Company or the Bank, of which 1,796,695 were outstanding, all of which were exercisable. All options currently granted under the 2001 Stock Option Plan are subject to earlier expiration in the event of termination of employment. In the case of termination due to death, disability, retirement, or under a "change of control," as defined by the 2001 Stock Option Plan, all options become immediately vested. The options granted under the 2001 Stock Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Code.

2004 Stock Incentive Plan. The Company's Board of Directors has adopted the 2004 Stock Plan, which was approved by the Company's shareholders at the annual meeting held in 2004. The 2004 Stock Incentive Plan permits the Company to grant up to a total of 1,496,300 restricted stock awards, incentive or non-qualified stock options or stock appreciation rights to Outside Directors, officers and other employees of the Company or its subsidiaries. Of the total shares eligible for grant under the 2004 Stock Incentive Plan, only up to 374,075 shares may be granted as restricted stock awards. The full amount of 1,496,300 shares may be issued either fully as stock options or stock appreciation rights, or a combination thereof. The Compensation Committee of the Board of Directors administers the 2004 Stock Incentive Plan and authorizes all equity grants. On January 31, 2005, a grant of 8,480 non-qualified stock options was made to each Outside Director of the Company, for a total grant of 76,320 options. All of these options were exercisable as of December 31, 2005 and expire on January 31, 2015. On March 17, 2005, a grant of restricted stock awards was made to Named Executive Officers as follows: Mr. Palagiano 14,193 shares; Mr. Devine 9,032 shares; Mr. Mahon 4,967 shares; and Mr. King 1,935 shares. All of these restricted stock awards vest in equal 25% installments on May 1, 2006, 2007, 2008 and 2009. On May 31, 2005, a grant of stock options was made to Named Executive Officers as follows: Mr. Palagiano 142,580 shares; Mr. Devine 90,537 shares; Mr. Mahon 49,462 shares and Mr. King 19,569 shares. All of these stock options were exercisable as of December 31, 2005 and expire on May 31, 2015. On January 3, 2006, a grant of 10,000 shares of restricted stock awards was made to Mr. Maher, which vests in equal 20% installments on February 1, 2007, 2008, 2009, 2010, and 2011. On March 16, 2006, a grant of 10,000 restricted stock awards was made to Mr. King, which vests in equal 20% installments on May 1, 2007, 2008, 2009, 2010 and 2011. All equity grants under the 2004 Stock Incentive Plan fully vest in the event of a change in control.

The following table sets forth information regarding plan-based awards granted to the Named Executive Officers during the last fiscal year:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units (1)	Closing Sale Price of the Common Stock on the Grant Date	Grant Date Fair Value of Stock Awards
Christopher D. Maher	1/3/2006	-	-	-	10,000	$14.61(2)	$146,100
Timothy B. King	3/16/2006	-	-	-	10,000	14.48	144,800

(1) The reported awards were restricted stock awards granted under the 2004 Stock Incentive Plan and vest as stated on the previous page.
(2) For the grant date of January 3, 2006, the closing price of the Common Stock on December 30, 2005 was utilized.

Stock Awards And Stock Option Grants Outstanding

The following tables set forth information regarding stock awards, stock options and similar equity compensation outstanding at December 31, 2006, whether granted in 2006 or earlier, including awards that have been transferred other than for value. As of December 31, 2006, there were no unearned or unvested stock awards granted pursuant to an equity incentive plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#) (1)	Market Value of Shares of Stock That Have Not Vested ($) (2)
Vincent F. Palagiano	11/21/2001	168,750	-	-	$10.91	11/21/2011	-	-
	2/1/2003	174,750	-	-	13.16	2/1/2013	-	-
	1/27/2004	174,750	-	-	19.90	1/27/2014	-	-
	5/31/2005	142,580	-	-	15.10	5/31/2015	-	-
	3/17/2005						10,645	$149,136
Michael P. Devine	11/21/2001	105,750	-	-	$10.91	11/21/2011	-	-
	2/1/2003	111,000	-	-	13.16	2/1/2013	-	-
	1/27/2004	111,000	-	-	19.90	1/27/2014	-	-
	5/31/2005	90,537	-	-	15.10	5/31/2015	-	-
	3/17/2005						6,774	$94,904
Kenneth J. Mahon	11/21/2001	56,250	-	-	$10.91	11/21/2011	-	-
	2/1/2003	60,750	-	-	13.16	2/1/2013	-	-
	1/27/2004	60,750	-	-	19.90	1/27/2014	-	-
	5/31/2005	49,462	-	-	15.10	5/31/2015	-	-
	3/17/2005						3,726	$52,201
Christopher D. Maher	1/3/2006	-	-	-	-	-	10,000	$140,100
Timothy B. King	11/21/2001	7,500	-	-	$10.91	11/21/2011
	2/1/2003	24,000	-	-	13.16	2/1/2013
	1/27/2004	24,000	-	-	19.90	1/27/2014
	5/31/2005	19,569	-	-	15.10	5/31/2015
	3/17/2005						1,452	$20,343
	3/16/2006						10,000	$140,100

(1) See the discussion of the 2001 Stock Option Plan and 2004 Stock Incentive Plan on the previous page for information on the grant and vesting of the stock awards.
(2) Market value is calculated on the basis of $14.01 per share, the closing sales price of the Common Stock on the Nasdaq Stock Market on December 29, 2006.

The following table sets forth the stock awards that vested and the option awards that were exercised for the Named Executive Officers during the last fiscal year.

                                                                        OPTIONS EXERCISED AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Recognized on Vesting(1)
Vincent F. Palagiano	50,000	$502,697	3,548	$50,275
Michael P. Devine	-	-	2,258	31,996
Kenneth J. Mahon	-	-	1,241	17,585
Timothy B. King	-	-	483	6,844

(1)  The figures shown include the amount realized during the fiscal year upon exercise of vested stock options by the named individual and the vesting of restricted stock, which is calculated on the basis of $14.17 per share (the closing sales price for a share of Common Stock on the Nasdaq Stock Market on the vesting date). Unexercised stock options and unvested restricted stock may not be transferred for value.

Post-Employment Compensation

Pension Benefits

The following table sets forth information regarding pension benefits accrued by the Named Executive Officers through the end of the Company's last fiscal year.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year
Vincent F. Palagiano	Retirement Plan	29.6	$1,022,928	—
	BMP (Defined Benefit Portion)	29.6	$1,699,092	—
Michael P. Devine	Retirement Plan	28.7	$608,473	—
	BMP (Defined Benefit Portion)	28.7	$722,491	—
Kenneth J. Mahon	Retirement Plan	19.7	$266,689	—
	BMP (Defined Benefit Portion)	19.7	$73,305	—
Timothy B. King	Retirement Plan	16.5	$87,905	—
	BMP (Defined Benefit Portion)	—	—	—

(1) The figures shown are determined as of the plan's measurement date during 2006 under SFAS 87 as disclosed in Note 15 to the Company's audited consolidated financial statements. The discount rate and other assumptions used for this purpose are discussed in Note 15 to the audited consolidated financial statements, included in the Company's 2006 Annual Report on Form 10-K. The assumed mortality rates were as follows: Mr. Palagiano, 1.76%; Mr. Devine, 0.92%; Mr. Mahon, 0.61% and Mr. King, 0.31%..

Non-Qualified Deferred Compensation

The following table sets forth information regarding nonqualified deferred compensation earned by the Named Executive Officers during the last fiscal year under non-qualified defined contribution plans.

NON-QUALIFIED DEFERRED COMPENSATION (1)

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year($) (2)	Aggregate Earnings in Last Fiscal Year($) (3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year($)
Vincent F. Palagiano	—	—	$(170,064)	—	$5,000,424
Michael P. Devine	—	—	$(114,724)	—	$3,397,469
Kenneth J. Mahon	—	—	$(62,972)	—	$1,848,395
Timothy B. King	—	—	$(21,204)	—	$645,263

(1)	Non-qualified deferred compensation includes benefits provided under the BMP.
(2)	Company contributions are included under the caption "All Other Compensation" in the Summary Compensation Table.
(3)	Earnings did not accrue at above-market or preferential rates and are not reflected in the Summary Compensation Table.

Termination and Change in Control Benefits

The Company provides additional benefits, not included in the previous tables, to the Named Executive Officers in the event of retirement or termination of employment in certain circumstances and in the event of a change in control.

Employment Agreements

The Company and the Bank are parties to the Employment Agreements with each of the Senior Executives. See "Compensation Discussion and Analysis - Potential Payments Upon Termination and Change of Control" for a discussion of the Employment Agreements.

Employee Retention Agreements

The Bank has, jointly with the Company, entered into the Retention Agreements with the Contract Employees. See "Compensation Discussion and Analysis - Potential Payments Upon Termination and Change in Control" for a discussion of the Retention Agreements.

The table on the following page provides an estimate of the value of such benefits, assuming termination of employment or a change in control occurred on December 31, 2006.

	Vincent F. Palagiano	Michael P. Devine	Kenneth J. Mahon	Christopher D. Maher	Timothy B. King
Death
Death Benefit(1)	$1,920,000	$1,515,000	$1,086,000	N/A	N/A
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	198,844	126,538	69,588	$140,100	$167,209
Disability
Disability Benefit(2)	$1,920,000	$1,515,000	$1,086,000	N/A	N/A
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	198,844	126,538	69,588	$140,100	$167,209
Discharge without Cause or Resignation with Good Reason - No Change in Control
Severance Pay(3)	$1,862,493	$1,469,623	$1,053,472	-	-
Bonus(3)	1,121,268	892,185	656,087	-	-
ESOP(4)	44,864	44,864	44,864	-	-
Insurance(5)	58,252	32,015	38,441	-	-
401(k) Payment(6)	18,043	18,043	18,043	-	-
BMP-ESOP Payout(7)	-	-	-	-	-
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	-	-	-	-	-
Discharge without Cause or Resignation with Good Reason - Change in Control Related
Severance Pay(3)	$3,104,154	2,449,372	$1,755,787	$837,595	$1,101,442
Bonus(3)	1,846,803	1,469,488	1,080,618	-	644,156
ESOP(4)	-	-	-	-	-
Insurance(5)	58,252	32,015	38,441	$34,672	50,278
401(k) Payment(6)	28,433	28,433	28,433	$18,043	28,433
BMP-ESOP Payout(7)	2,592,077	1,755,765	958,950	-	328,653
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	198,844	126,538	69,588	$140,100	167,209
Lump Sum Pension Payment(10)	4,035,594	4,224,985	1,420,596	N/A	N/A
Tax Indemnity(11)	4,361,726	4,135,663	2,352,047	332,914	881,103
Change in Control - No Termination of Employment
Severance Pay(3)	$3,104,154	$2,449,372	$1,755,787	-	-
Bonus(3)	1,846,803	1,469,488	1,080,618	-	-
ESOP(4)	-	-	-	-	-
Insurance(5)	-	-	-	-	-
401(k) Payment(6)	28,433	28,433	28,433	-	-
BMP-ESOP Payout(7)	2,592,077	1,755,765	958,950	-	$328,653
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	198,844	126,538	69,588	$140,100	167,209
Lump Sum Pension Payment(10)	4,035,594	4,224,985	1,420,596	N/A	N/A
Tax Indemnity(11)	4,361,726	4,135,663	2,352,047	-	-

(1)   The Employment Agreements provide no severance benefits on termination by reason of death, except for (i) earned but unpaid salary, (ii) benefits such executive is entitled to as a former employee, and (iii) payment for all unused vacation days and floating holidays in the year of termination at the highest rate of annual salary for such year; provided, however, that such executive’s designated beneficiary(ies) shall receive a death benefit, payable through life insurance or otherwise, which is the equivalent on a net after-tax basis of the death benefit payable under a term life insurance policy, with a stated death benefit of three times such executive’s then Annual Base Salary. This death benefit shall be paid within thirty days of death. The Retention Agreements provide no severance benefits on termination by reason of death, except for (a) earned but unpaid salary, and (b) benefits such executive is entitled to as a former employee.

(2)   The Employment Agreements provide no severance benefits on termination by reason of disability, except for (i) earned but unpaid salary, (ii) benefits such executive is entitled to as a former employee, and (iii) payment for all unused vacation days and floating holidays in the year of termination at the highest rate of annual salary for such year; provided, however, that in the event of the Senior Executive's disability while in the employment of the Company, the Company will pay to such Senior Executive a lump sum amount equal to three times his then annual base salary, payable within thirty days after such Senior Executive’s termination due to disability. The Retention Agreements provide no severance benefits on termination by reason of disability.

(3)   In the event of a termination without cause, a resignation with good reason and/or a change in control, the Employment Agreements provide for a lump sum payment in an amount equal to the present value of the salary and bonus that such Senior Executive would have earned if he had worked for the Company during the remaining unexpired employment period at the highest annual rate of salary [assuming, if a Change in Control has occurred, that the annual increases under section 5(c) of the Employment Agreements would apply] and the highest bonus as a percentage of he rate of salary provided for under the Employment Agreement, where such present value is to be determined using a discount rate of six percent (6%) per annum, compounded, in the case of salary, with the frequency corresponding to the Company’s regular payroll periods with respect to its officers, and, in the case of bonus, annually. In the event of a termination without cause, a resignation with good reason and/or a change in control, the Retention Agreements provide for (i) a lump sum payment, in an amount equal to the present value of the salary that such Contract Employee would have earned if he had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of salary achieved during such Contract Employee’s period of actual employment with the Bank, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Code, compounded using the compounding periods corresponding to the Bank’s regular payroll periods for its officers; plus (ii) payments that would have been made to such Contract Employee under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of , the Bank, if he had continued working for the Bank during the remaining unexpired Assurance Period and had earned the maximum bonus or incentive award in each calendar year that ends during the remaining unexpired Assurance Period, such payments to be equal to the product of: (a) the maximum percentage rate at which an award was ever available to such Contract Employee under such incentive compensation plan, multiplied by (b) the salary that would have been paid to such Contract Employee during each such calendar year at the highest annual rate of salary achieved during the remaining unexpired Assurance Period.

(4)   In the event of a termination without cause or a resignation with good reason in the absence of a change in control, the Employment Agreements provide for a lump sum payment in an amount approximately equal to the present value of three years of participation in the ESOP, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company’s regular payroll periods with respect to its officers. The Retention Agreements provide for no severance benefits in the event of a termination without cause or a resignation for good reason. Market value is calculated on the basis of $14.01 per share, which is the closing sales price for the Common Stock on the Nasdaq Stock Market on December 29, 2006.

(5)   In the event of a termination without cause, a resignation with good reason and/or a change in control, the Employment Agreements provide for continued group life, health (including hospitalization, medical, major medical, and dental), accident and long-term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii) of the Employment Agreements and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide such Senior Executive and his family and dependents for a period of three years following termination of employment, coverage identical to, and in any event no less favorable than, the coverage to which they would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a change in control, on the date of his termination of employment or during the one-year period ending on the date of such change in control, whichever results in more favorable benefits as determined by such Senior Executive) if he had continued working for the Company during the remaining unexpired employment period as defined in the Employment Agreement at the highest annual rate of compensation [assuming, if a change in control has occurred, that the annual increases under section 5(c) of the Employment Agreements would apply] under the Employment Agreement. The figure shown represents the present value of continued insurance benefits for a fixed period of three years and assumes no offset for benefits provided by a subsequent employer, calculated on the basis of the assumptions used by the Company in measuring its liability for retiree benefits other than pensions for financial statement purposes under Statement of Financial Accounting Standards No. 106 "Employers’ Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106"). For purposes of valuing these benefits, the assumed mortality rates were as follows: Mr. Palagiano, 1.76%; Mr. Devine, 0.92% and Mr. Mahon, 0.61%. For more information concerning other major assumptions used for these calculations, please refer to Note 15 to the audited consolidated financial statements included in the Company's 2006 Annual Report on Form 10-K. In the event of a termination without cause, a resignation with good reason and/or a change in control, the Retention Agreements provide for continued group life, health (including hospitalization, medical and major medical), accident and long term disability insurance benefits, in addition to that provided pursuant to section 8(b)(ii) of the Retention Agreements and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for such Contract Employee, for the remaining unexpired Assurance Period, coverage equivalent to the coverage to which such Contract Employee would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a change of control, whichever benefits are greater) if the Contract Employee had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of compensation achieved during the Contract Employee’s period of actual employment with the Bank. The figure shown represents the present value of continued insurance benefits for a fixed period of five years and assumes no offset for benefits provided by a subsequent employer, calculated on the basis of the assumptions used by the Company in measuring its liability for retiree benefits other than pensions for financial statement purposes under SFAS 106. For purposes of valuing these benefits, the assumed mortality rate was 0.31% for Mr. King. For more information concerning other major assumptions used for these calculations, please refer to Note 15 to the audited consolidated financial statements included in the Company's 2006 Annual Report on Form 10-K.

(6)   In the event of a termination without cause or a resignation with good reason in the absence of a change in control, the Employment Agreements provide for a lump sum payment in an amount approximately equal to the present value of three years of participation in the 401(k) Plan, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company’s regular payroll periods with respect to its officers. The Retention Agreements provide for no severance benefits in the event of a termination without cause or a resignation for good reason. In the event of a change in control, both the Employment Agreements and the Retention Agreement in effect for Mr. King provide for a lump sum payment in an amount approximately equal to the present value of five years of participation in the 401(k) Plan, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company’s regular payroll periods with respect to its officers. The Retention Agreement in effect for Mr. Maher provides for a lump sum payment in an amount approximately equal to the present value of three years of participation in the 401(k) Plan, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company’s regular payroll periods with respect to its officers. Market value is calculated on the basis of $14.01 per share, which is the closing sales price for the Common Stock on the Nasdaq Stock Market on December 29, 2006.

(7)   The ESOP provides that in the event of a change in control of the Company or Bank, a portion of the proceeds from the sale of the shares of the Common Stock held in a suspense account for future allocation to employees would be applied to repay the outstanding balance on the loan used to purchase the unallocated shares. The remaining unallocated shares (or the proceeds from their sale) would be distributed among the accounts of plan participants in proportion to the balances credited to such accounts immediately prior to such allocation. The Company estimates this distribution to be approximately $8.19 per allocated share, based on 1,983,118 allocated shares, 1,484,937 unallocated shares, an outstanding loan balance of $4,553,506, and $14.01 per share, which is the closing sales price for the Common Stock on the Nasdaq Stock Market on December 29, 2006. The BMP provides eligible employees with benefits that would be due under the ESOP if such benefits were not limited under the Code. The figures shown represent an estimated earnings credit of $8.19 per stock unit credited to Messrs. Palagiano, Devine and Mahon under the BMP.

(8)   All stock options granted under the 2001 Stock Option Plan and 2004 Stock Incentive Plan provide for full vesting upon death, disability, retirement, or change in control. The figures shown reflect the in-the-money value of those stock options that would accelerate, calculated based on the positive difference between the option exercise price and $14.01, which was the closing sales price for a share of Common Stock on December 29, 2006.

(9)   All restricted stock granted under the 2004 Stock Incentive Plan provide for full vesting upon death, disability, retirement or change in control. The figures shown reflect the value of those restricted stock awards that would accelerate, calculated based on a per share value of $14.01, which was the closing sales price for a share of Common Stock on December 29, 2006.

(10) In the event of a change in control of the Company or Bank, the Employment Agreements provide that (i) the term of employment will be converted to a fixed two year period beginning on the date of the change in control, and (ii) if the Senior Executive signs a release of any further rights under his Employment Agreement with the Bank, an immediate lump sum payment will be paid (whether or not employment has terminated) equal to the present value of three years salary, bonus and fringe benefits plus an additional lump sum equal to the present value x minus y, where x is a specified target pension for each Senior Executive and y is the actual pension benefits due to the Senior Executive under the Bank's and the Company's qualified and nonqualified defined benefit pension plans. The target pension is 26-2/3% of highest aggregate salary and bonus for Mr. Palagiano; 25% of highest aggregate salary and bonus for Mr. Devine; and 16-2/3% of highest aggregate salary and bonus for Mr. Mahon. Highest aggregate salary and bonus for this purpose is the highest salary and bonus for the three consecutive years during the final 10 years of employment for which the aggregate is the highest. The Retention Agreements do not provide for a similar additional payment in the event of a change in control of the Company or Bank.

(11) Cash and benefits paid to Messrs. Palagiano, Mahon and Devine under the Employment Agreements and Messrs. King and Maher under the Retention Agreements, together with payments under other benefit plans following a change of control of the Bank or the Company may constitute an "excess parachute" payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. The Employment Agreements include a provision indemnifying the Senior Executive on an after-tax basis for any "excess parachute" excise taxes. The Retention Agreements also include a provision indemnifying the Contract Employee on an after-tax basis for any “excess parachute” excise taxes.

Transactions With Certain Related Persons

Federal Reserve Board Regulation O requires that all Bank or Company loans or extensions of credit to certain executive officers, as defined in Regulation O, ("Regulation O Officers") and Directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has in the past made loans or extended credit to Regulation O Officers and also to certain persons related to Regulation O Officers and Directors. All such loans were: (i) made by the Bank in the ordinary course of business; (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. Current Bank policy prohibits it from advancing loans to the Named Executive Officers or Directors. The Bank owned no outstanding loans to Named Executive Officers, Regulation O Officers, Directors or their associates as of March 30, 2007. The Company intends that all loan transactions in the future between the Company and its Regulation O Officers, Directors or holders of more than 5% of the shares of any class of Common Stock, and affiliates thereof, similarly will contain terms that are no less favorable to the Bank than those it could have obtained in arms-length negotiations with unaffiliated persons. All such loans will further be approved by a majority of its independent outside Directors having no interest in the transaction.

Section 402 of the Sarbanes-Oxley Act of 2003 ("Sarbanes-Oxley") prohibits the extension of personal loans to Directors and executive officers of issuers (as defined in Sarbanes-Oxley). The prohibition, however, does not apply to mortgages advanced by an insured depository institution, such as the Bank, that is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

Messrs. Curtin and Farrell are partners in the law firm of Conway Farrell. The Bank retains Conway Farrell to conduct loan closings and perform other requested legal services. The Bank paid fees totaling $10,225 directly to Conway Farrell during the year ended December 31, 2006 for other legal services provided. In addition, Conway Farrell received fees in the amount of approximately $1,129,250 from third parties pursuant to its representation of the Bank in loan closings and other legal matters for the year ended December 31, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than 10% of the Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that its executive officers, Directors and greater than 10% beneficial owners complied with all applicable filing requirements.

__________________________________________________________________

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
__________________________________________________________________

General

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP to act as the Company's independent auditors for the year ending December 31, 2007, subject to ratification of such appointment by the Company's shareholders. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will be provided an opportunity to make a statement if he or she so desires and are expected to be available to respond to appropriate questions. No determination has been made as to any action the Audit Committee would take if the shareholders do not ratify the appointment.

Audit Fees

The following table summarizes the aggregate fees billed to the Company by the independent auditor:

	Year Ended December 31, 2006	Year Ended December 31, 2005
Audit Fees (a)	$513,500	$402,250
Audit-Related Fees (b)	281,000	357,853
Tax Fees (c)	106,200	59,000
All Other Fees	-	-
Total	$900,700	$819,103

(a) Fees for audit services billed in 2006 and 2005 consisted of:

▪	Audits of the Company’s annual financial statements
▪	Reviews of the Company’s quarterly financial statements
▪	Comfort letters, statutory and regulatory audits, consents and other services related to SEC matters

(b) Fees for audit-related services billed in 2006 and 2005 consisted of:
▪	Financial accounting and reporting consultations
▪	Internal control reviews
▪	Employee benefit plan audits

(c) Fees for tax services billed in 2006 consisted of tax compliance services and tax planning and advice services and fees billed in 2005 consisted of tax compliance services.

Fees for tax compliance services totaled $59,000 for 2006 and 2005. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

i. Federal, state and local income tax return assistance
ii. Sales and use, property and other tax return assistance
iii. Research & Development tax credit documentation and analysis for purposes of filing amended returns
iv. Requests for technical advice from taxing authorities

Tax planning and advice service fees paid to Deloitte & Touche LLP totaled $29,200 in 2006. There were no tax planning and advice service fees paid to Deloitte & Touche LLP in 2005. Tax planning and advice consists of services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.

Pre-Approval Policy

The services performed by the independent auditor in 2006 were pre-approved in accordance with the Audit Committee's pre-approval policy. Pursuant to the policy, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by the independent auditor, including the fees and terms thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

__________________________________________________________________

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Company's Board of Directors provides a process for shareholders to send communications to the Board. The Company's Policy Regarding Shareholder Communication with the Board is available on its website at www.dimedirect.com by selecting Investor Relations and then Corporate Governance within the Investor Relations menu.

OTHER MATTERS

As of the date of this Proxy Statement, the Company's Board of Directors is not aware of any other matters to be brought before the shareholders at the Annual Meeting. If, however, any other matters not known are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

2008 ANNUAL MEETING STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting to be held in 2008, all shareholder proposals must be submitted to the Secretary of the Company at its offices at 209 Havemeyer Street, Brooklyn, New York 11211 on or before December 15, 2007. Under the Company's Bylaws, shareholder nominations for Director and shareholder proposals not included in the Company's 2008 proxy statement, in order to be considered for possible action by the shareholders at the annual meeting to be held in 2008, must be delivered to or received by the Secretary of the Company, at the address set forth above: (i) sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Notice shall be deemed to be first given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, the Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A shareholder's notice to the Secretary shall set forth such information as required by, and otherwise comply with, the Company's Bylaws. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card relating to an annual meeting any shareholder proposal or nomination which does not satisfy all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

The Board of Directors will review any shareholder proposals that are filed as required and will determine whether such proposals satisfy applicable criteria for consideration at the annual meeting to be held in 2008.

Annual Report

A copy of the Annual Report to shareholders for the period ended December 31, 2006, including the consolidated financial statements prepared in conformity with generally accepted accounting principles for the year ended December 31, 2006, accompanies this Proxy Statement. The consolidated financial statements have been audited by Deloitte & Touche LLP, whose report appears in the Annual Report. Shareholders may obtain, free of charge, a copy of the Annual Report on Form 10-K filed with the SEC (without exhibits) by writing to Kenneth A. Ceonzo, Director of Investor Relations, Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, New York 11211, or by calling (718) 782-6200, extension 8279, or by accessing our corporate website www.dimedirect.com.

By Order of the Board of Directors

Lance J. Bennett
Secretary
Brooklyn, New York
April 10, 2007

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Appendix A

Dime Community Bancshares, Inc. and Subsidiaries

Minimum Stock Ownership Guidelines for
Executive Officers and Directors

Purpose

The Board of Directors of Dime Community Bancshares, Inc. believes it is in the best interests of its shareholders, and promotes the Company’s commitment to sound corporate governance, that every director, executive officer, and other designated senior officers of the Company and the Bank possess a meaningful personal financial interest in the Company. In the opinion of the Board, such an investment commits the individual to the future of the Company and aligns his/her interests with those of the Company's shareholders.

Individuals Subject to the Minimum Ownership Requirements

For purposes of the minimum stock ownership guidelines, the Company has created two classes of directors and executive officers:

•	Class 1 Directors and Executive Officers - Those directors and executive officers who served as either a director or officer on June 26, 1996 (the date of the Company's initial public offering).

•	Class 2 Directors and Executive Officers - Those directors and executive officers who joined the Company or its subsidiaries after June 26, 1996.

For purposes of the minimum stock ownership guidelines, executive officer shall mean the Chief Executive Officer, President, Chief Financial Officer and any other officer performing a significant policy-making function for the Company or its subsidiaries.
Directors who are also officers of the Company are subject to the minimum stock ownership guidelines for executive officers.

Minimum Stock Ownership Requirements

•
Class 1 Directors and Executive Officers - Class 1 directors and executive officers are required to own a minimum of 50% of the total number of shares granted to them under the Company's 1996 Recognition and Retention Plan (as adjusted for stock dividends).

•	Class 2 Directors and Executive Officers

•	Class 2 Directors - 5,000 shares.

•
Class 2 Executive Officers - Shares with a value equal to 25% of the officer’s annual salary on the later of the date of adoption of these guidelines or appointment as an executive officer. The minimum shall be recalculated in the event of an increase in salary and any new requirement must be satisfied within six months of the increase.

The minimum stock ownership level must be satisfied by directors within three years of the later of adoption of these guidelines or initial appointment to the Board, and by executive officers within four years of the later of adoption of these guidelines or appointment as an executive officer. Executive officers must invest in equal minimum annual increments of 25% of the total required value throughout the four-year period until the requisite ownership is achieved.

Eligible Shares

•	Shares owned outright by the director or executive officer or jointly with his/her immediate family
•	Shares purchased through the Bank’s 401(k) Plan
•	Vested shares granted through stock benefit plans

A-1

Compliance

Directors - If a director fails to satisfy, or, in unique circumstances, demonstrate sustained progress toward satisfying, a minimum ownership guideline, a portion of his/her Board retainer sufficient to comply with the deficiency will be paid in Company stock. If any deficit remains, the director shall have 90 days to acquire shares sufficient to cure the breach. If not remedied within 90 days, the director will be suspended without pay from the Board. If a breach is not cured within 12-months, the Director shall be required to submit his/her resignation.

Executive Officers - An executive officer who fails to satisfy, or, in unique circumstances, demonstrate sustained progress toward satisfying, the officer ownership requirements, will receive a reduction in future long-term incentive grants and/or payment of future annual and/or long-term incentive payouts in the form of Company stock.

Exceptions

The guidelines may be waived for executives or directors, at the discretion of the Nominating and Governance Committee, if compliance would create severe hardship or prevent an executive or director from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare. The Nominating and Governance Committee will make the final decision as to developing an alternative stock ownership guideline for the director or officer that reflects the intention of these Guidelines and his or her personal circumstances.

A-2

REVOCABLE PROXY
DIME COMMUNITY BANCSHARES, INC.

209 Havemeyer Street
Brooklyn, NY 11211

This Proxy is solicited on behalf of the Board of Directors of Dime Community Bancshares, Inc. for the Annual Meeting of Shareholders to be held on May 17, 2007.

The undersigned shareholder of Dime Community Bancshares, Inc. hereby appoints George L. Clark, Jr., Steven D. Cohn and John J. Flynn, or any of them, with full powers of substitution, to represent and to vote as proxy, as designated on the reverse side all shares of common stock of Dime Community Bancshares, Inc. held of record by the undersigned on March 30, 2007, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Time, on May 17, 2007, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement, both dated April 10, 2007, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election of all nominees in Item 1 and FOR the proposal listed in Item 2.

Continued and to be signed on the reverse side

Comments:

 Proposals 1 and 2 are proposed by Dime Community Bancshares, Inc. The Board of Directors unanimously recommends a vote "FOR" all of the nominees in
Item 1 and a vote "FOR" the proposal in Item 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of three Directors for terms to expire at the 2010 Annual Meeting of Shareholders.
                                                                                NOMINEES:
☐  FOR ALL NOMINEES                  m    Vincent F. Palagiano
☐  WITHHOLD AUTHORITY                         m     Patrick E. Curtin
        FOR ALL NOMINEES                                m Donald E. Walsh
☐  FOR ALL EXCEPT                                        m    Omer S.J. Williams
      (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:     ●

2.    Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2007.

3.    The proxies are authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

        The undersigned hereby acknowledges receipt of the Notice of the Annual
        Meeting of  Shareholders and the Proxy Statement, both dated April 10, 2007, for the Annual Meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD

I will attend the Annual Meeting. ☐
To change the address on your account, please check the box at right and
indicate your new address in the address space above.  Please note that          ❒
changes to the registered name(s) on the account may be submitted via this method.

Signature of Shareholder  ___________________    Date: _________________                         Signature of Shareholder _____________________     Date: _______________

Note:  Please sign exactly as your name appears on the Proxy. When shares are held jointly, each holder should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such.  If a signer is a partnership, please sign in partnership name by authorized person.